UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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Poniard Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PONIARD PHARMACEUTICALS, INC.

Notice of 2007 Annual Meeting of Shareholders

TO THE SHAREHOLDERS:

The 2007 Annual Meeting of Shareholders of Poniard Pharmaceuticals, Inc. will be held at the Company’s corporate headquarters located at 7000 Shoreline Court, Suite 270, South San Francisco, California 94080, on Thursday, June 14, 2007, at 9:00 a.m., Pacific time, for the following purposes:

1.      To elect nine members to the Board of Directors.

2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

3.      To approve an amendment and restatement of the Company’s Amended and Restated 2004 Incentive Compensation Plan (i) to increase the number of shares of common stock issuable under the plan from 1,666,666 shares to 4,166,666 shares and to add an evergreen provision pursuant to which the number of shares available under the  plan will automatically increase each year, beginning in 2008, according to certain limits set forth in the plan and (ii) to increase the limits on the number of shares that may be granted as awards to individuals in a calendar year to qualify such awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Shareholders also are being asked to approve the material terms for performance-based awards under the plan.

4.      To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that you vote for Proposals 1, 2 and 3 above.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the annual meeting. The presence of the holders of a majority of the shares entitled to vote at the annual meeting, in person or represented by proxy, is necessary to constitute a quorum. To ensure representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting is the close of business on April 9, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald McMahon Chairman and Chief Executive Officer

May 8, 2007
South San Francisco, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

PONIARD PHARMACEUTICALS, INC.
PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by the board of directors of Poniard Pharmaceuticals, Inc. of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Thursday, June 14, 2007, and any adjournments or postponements thereof. The annual meeting will be held at 9:00 a.m., Pacific time, at the Company’s corporate headquarters located at 7000 Shoreline Court, Suite 270, South San Francisco, California 94080.

The approximate date of mailing this proxy statement and the accompanying proxy card is May 8, 2007.

Record Date and Voting Securities

Only holders of shares of our common stock outstanding at the close of business on April 9, 2007, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. On the record date, there were 22,808,233 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held of record in such person’s name on the record date. Holders of common stock are entitled to vote on all proposals properly presented at the annual meeting.

Quorum

Under Washington law and our articles of incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Required Votes

Election of Directors (Proposal 1).   The holders of common stock are entitled to vote for the election of directors. Each common shareholder voting on Proposal 1 has the right to cumulate his or her votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes such shareholder is entitled to cast. These votes may be cast for one nominee or distributed among as many nominees as the shareholder desires. If a shareholder wishes to cumulate his or her votes, such shareholder should multiply the number of votes he or she is entitled to cast by the number of directors to be elected (deriving a cumulative total) and then write the number of votes for each director next to each director’s name on the proxy card. The total votes cast in this manner may not exceed the cumulative total. If a shareholder does not wish to cumulate votes for directors, the shareholder should indicate a vote “for” or “against” each nominee, as provided on the proxy card. Under Washington law and our articles of incorporation, if a quorum is present at the annual meeting, the nine nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of common shares entitled to vote at the annual meeting will be elected directors.

Ratification of Independent Registered Public Accounting Firm (Proposal 2).   The proposal relating to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007 will be adopted if the number of votes cast in favor of the proposal by holders of common shares entitled to vote exceeds the number of votes cast against the proposal at the annual meeting.

Amendment and Restatement of 2004 Incentive Compensation Plan (Proposal 3).   The amendment and restatement of the amended and restated 2004 Incentive Compensation Plan will be adopted if approved by a majority of the votes cast on the proposal by the holders of common shares entitled to vote at the annual meeting.

Broker non-votes and abstentions will have no impact on Proposals 1, 2 and 3 because they will not represent votes cast at the annual meeting for purposes of voting on such proposals. Broker non-votes occur when a broker has not received customer instructions and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may vote their clients’ proxies in the brokers’ own discretion as to the election of directors and ratification of registered public accounting firm if the clients have not furnished voting instructions prior to the annual meeting.

Proxies solicited by the board of directors will be voted in favor of the director nominees and “for” Proposals 2 and 3, unless shareholders direct otherwise in their proxies. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of this proxy statement, but that properly may be presented for action at the annual meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

Revocation

A shareholder may revoke a proxy at any time before its exercise by written notice to our corporate secretary, by timely delivery of a valid later-dated proxy, or by voting in person at the annual meeting. However, your attendance at the annual meeting will not, by itself, revoke your proxy.

Expenses of Solicitation

We have retained Mellon Investor Services LLC, 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310 to help solicit proxies. We will pay the cost of their services, which is estimated at approximately $7,500, plus reasonable expenses. Proxies will be solicited by personal interview, mail and telephone. In addition, we may reimburse brokerage firms and other persons who represent beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers and regular employees also may solicit proxies, personally or by telephone or facsimile, without additional compensation.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Nominees for Director

Nine directors are to be elected by the holders of common stock at the annual meeting. These directors will serve one-year terms that will expire at the 2008 Annual Meeting of Shareholders, or until their successors have been elected and qualified. Except for Robert S. Basso, each of the board nominees named below currently serves as a director of our company. In connection with our $65 million equity financing, which closed on April 26, 2006, we entered into an agreement to use our best efforts to cause one person designated by MPM Capital Management, or MPM, and one person designated by mutual agreement of MPM and Bay City Capital Management IV LLC, or Bay City Management, the lead investors in the financing, to be nominated and elected to our board of directors. Mr. Simon was nominated and elected to the board upon the recommendation of MPM, which recommendation was independently evaluated, approved and recommended to the board by our nominating and corporate governance committee based on the criteria described under the heading “Director Nominations and Qualifications” below. MPM and Bay City Management have not recommended a second designee. Two current directors, Drs. Craves and Goldfischer, are managing members of Bay City Capital LLC, an affiliate of Bay City Management.

GERALD McMAHON, PhD, age 52, was appointed our Chief Executive Officer in May 2004 and Chairman of the Board of Directors in June 2004. Dr. McMahon served as President from June 2005 until May 2007. Dr. McMahon was President of SUGEN Inc., a biopharmaceutical company focused on the discovery and development of novel targeted small-molecule drugs, from March 2002 to January 2004. Prior thereto, he held a number of research and development management positions at SUGEN and played a key role in the discovery and development of several innovative cancer products, including SUTENT®, a multi-targeted protein kinase inhibitor for the treatment of advanced cancers recently launched by Pfizer, Inc. SUGEN, which Dr. McMahon joined in 1993, was acquired by Pharmacia Corp. in 1999, which subsequently was acquired by Pfizer in 2003. Prior to his role at SUGEN, Dr. McMahon held several research and development management positions at Sandoz Pharmaceuticals (now Novartis), where his responsibilities included the establishment of external collaborations and the development of corporate alliances within the United States and Europe. Dr. McMahon has contributed to more than 100 scientific publications and was a Staff Scientist and Principal Investigator at the Massachusetts Institute of Technology and Tufts University School of Medicine early in his career. Dr. McMahon currently is a director of Trellis Bioscience, Inc., a development stage biotechnology company. Dr. McMahon holds a BS degree in biology and a PhD in biochemistry from Rensselaer Polytechnic Institute.

ROBERT S. BASSO, age 62, joined the Board of Directors in May 2007. In 2006, Mr. Basso founded BEST Partners LLC, an independent financial services consulting company. Mr. Basso is retired from National Financial, a Fidelity Investments company providing clearing services and execution products, where he served as Executive Vice President from July 2003 to December 2004. From January 1990 through June 2003, Mr. Basso served as Chairman and President of Correspondent Services Corporation, a subsidiary of UBS PaineWebber Inc., a brokerage firm providing clearing, execution, settlement, administrative and management information services, and as Managing Director of UBS PaineWebber Inc. Mr. Basso received a BS degree from Seton Hall University and an MBA from Pace University.

FREDERICK B. CRAVES, PhD, age 61, has been a director since July 1993. Dr. Craves was Vice Chairman of the Board of Directors from March 2003 to May 2004, and served as Chairman of the Board from July 1993 to March 2003. In June 1997, Dr. Craves co-founded Bay City Capital LLC, or BCC, a merchant bank providing advisory services and investing in life sciences companies, and has served as a Managing Director of BCC since its inception. Dr. Craves also founded two additional investment companies, The Craves Group LLC (in 1996) and Burrill & Craves (in 1994). He was the founding Chairman of the Board and Chief Executive Officer of Codon Corp. and the co-founder of Creative

Biomolecules, Inc., both biotech companies. Currently, Dr. Craves is Chairman of the Board of BCC, and a director of VIA Pharmaceuticals, Inc. and Reliant Pharmaceuticals Corporation, both development stage biotechnology companies. Dr. Craves holds a PhD in pharmacology and experimental toxicology from the University of California, San Francisco.

E. ROLLAND DICKSON, MD, age 73, has been a director since May 1998. In December 2003, Dr. Dickson retired as the Mary Lowell Leary Professor of Medicine at the Mayo Medical School and as Director of Development at the Mayo Foundation for Medical Education and Research, positions which he had held since 1993. Dr. Dickson continues to hold Emeritus titles for each of these positions. In 1999, Dr. Dickson was appointed to the Board of Trustees of the Mayo Foundation. Dr. Dickson is a director of Axcan Pharma, Inc., a publicly owned biotechnology company, and Pathways Diagnostic Corporation, a development stage biotechnology company, and is a member of the scientific advisory committees of Baxter International and BCC. Dr. Dickson received his MS degree from the University of Minnesota and his MD degree from The Ohio State University.

CARL S. GOLDFISCHER, MD, age 48, has been a director since March 2000. He has been Managing Director of BCC since July 2001 and serves on its Board of Directors and Executive Committee. He joined BCC as an Executive-in-Residence in January 2001. Dr. Goldfischer was the Vice President, Finance and Chief Financial Officer of ImClone Systems, Inc. from May 1996 to July 2000. Dr. Goldfischer is Chairman of the Board of Diametrics Medical, Inc., a publicly owned medical apparatus company, and a director of Etex Corporation, Avera Pharmaceuticals, Inc., EnteroMedics, Inc., PTC Therapeutics, Inc., MAP Pharmaceuticals, Inc. and Metabolex, Inc., all development stage biotechnology companies. He is a member of the Board of Trustees of Sarah Lawrence College. Dr. Goldfischer received his MD degree from Albert Einstein College of Medicine in 1988, and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991.

ROBERT M. LITTAUER, age 58, has been a director since May 2004. Mr. Littauer has over 30 years experience in the medical technology, high technology and biotechnology industries. From June 1987 to September 1996, he served the company in various management positions, including Senior Vice President, Chief Financial Officer and Treasurer. Mr. Littauer has been Chief Financial Officer of Light Sciences Oncology, Inc., an early-stage biotechnology company, since October 2005. He has been a Partner of Tatum Partners, a professional services firm, since September 2003. Mr. Littauer was Chief Executive Officer of Kaleidos Pharma, Inc., an early-stage biotechnology company, from August 2002 to December 2005. Previously, he served as Vice President and Chief Financial Officer of Detto Technologies, Inc., a software developer, from June 2001 to July 2002. He was Chief Executive Officer from January 2001 to April 2001, and Vice President and Chief Financial Officer from October 2000 to May 2001, of Plymedia, Inc., a developer of digital imaging technology. Prior to that, he held Chief Financial Officer and senior executive positions at Avenue A, Inc. (now aQuantive, Inc.), an internet media company, and at Ostex International, Inc., a medical diagnostics company. Mr. Littauer received his MBA degree and his BS degree in industrial engineering and operations research from Cornell University.

RONALD A. MARTELL, age, 44, has been a director since June 2006. Mr. Martell was appointed our President and Chief Operating Officer in May 2007. Mr. Martell served as Senior Vice President, Commercial Operation of Imclone Systems Incorporated from January 2004 to August 2006. While at ImClone, Mr. Martell was responsible for overseeing the company’s sales, marketing, project and alliance management. Mr. Martell joined ImClone in November 1998 as Vice President, Marketing. From 1988 to 1998, he served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products.

NICHOLAS J. SIMON III, age 53, has been a director since April 2006. Mr. Simon has been a Managing Director of Clarus Ventures, LLC, a life sciences focused venture capital firm that he co-founded in 2005. He has served as a general partner of MPM BioVentures III since October 2001. Mr. Simon has more than 26 years of industry and investment experience in biotechnology. From 2000 to July 2001, he was Chief Executive Officer, founder and a director of Collabra Pharma, Inc., a pharmaceutical development company. From 1989 to March 2000, Mr. Simon served in various management positions at Genentech, Inc., including Vice President of Business and Corporate Development. Mr. Simon currently serves on the board of directors of Barrier Therapeutics, Inc., a public biotechnology company. In addition, he is a director of ARYx Therapeutics, Inc., NeoSil Incorporated, QuatRx Pharmaceuticals Co., Verus Pharmaceuticals, Inc. and Sienta, Inc., which are private biotechnology companies. He also is on the advisory council at the Gladstone Institute, a private not-for-profit research institute affiliated with the University of California, San Francisco. Mr. Simon received a BS degree in microbiology from the University of Maryland and an MBA in marketing from Loyola University.

DAVID R. STEVENS, PhD, age 58, has been a director since May 2004. Dr. Stevens has participated in the pharmaceutical and biotechnology industries since 1978. He is currently executive chairman and a member of the board of directors of Surginetics, Inc., a development stage medical device company. Dr. Stevens is also chairman of CanCog Technologies, Inc., a contract research organization, and a director of Advanced Cosmetic Intervention, Inc., a privately owned medical device company, and Aqua Bounty Technologies, Inc., a biotechnology company listed on the London Stock Exchange Alternative Investment Market. He was an advisor to BCC from 1999 through December 2006. Dr. Stevens was formerly President and CEO of Deprenyl Animal Health, Inc., from 1990 to 1998, and Vice President, Research and Development of Agrion Corp. He began his career in pharmaceutical research and development at the former Upjohn Company, where he contributed to the preclinical development of Xanax® and Halcion®. Dr. Stevens received BS and DVM degrees from Washington State University and a PhD in Comparative Pathology from the University of California, Davis.

It is intended that votes will be cast pursuant to the enclosed proxy card for the election as directors of the foregoing nominees. All nominees consented to serve as directors. If any nominee is not available as a candidate for election as a director at the annual meeting, the proxy holders will have the discretionary authority under the proxy to vote for the substitute nominee recommended by the existing directors. We presently know of no circumstance that would render any of the named nominees unavailable.

Pursuant to our restated bylaws, shareholders seeking to nominate other candidates for election to the board of directors at the annual meeting must give written notice to our corporate secretary not less than 60 days or more than 90 days before the annual meeting. Such notice must contain certain information as to the shareholder giving the notice and each proposed nominee, as described under the heading “Director Nominations and Qualifications” below. If less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given, notice by the shareholder must be given not later than the tenth day following the earlier of the mailing of notice of the annual meeting or the date public disclosure of the annual meeting was made. Our restated bylaws provide that no person will be elected a director unless nominated in accordance with the restated bylaws.

Our board of directors recommends that shareholders vote FOR each of the director nominees.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Independence

The board of directors has determined that, with the exceptions of Drs. McMahon, Craves and Goldfischer and Mr. Martell, all of our current directors and director nominees are “independent directors” as defined in Rule 4200 of the Nasdaq Marketplace Rules.

Board Meetings and Attendance

The board of directors met 5 times and held an additional 16 telephone board meetings during 2006. Each board member attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served. We do not have a specific policy regarding director attendance at the annual shareholders’ meeting; however, all directors are encouraged to attend if available. Except for Nicholas Simon, all of the director nominees recommended for election at the 2006 annual meeting of shareholders attended the 2006 annual meeting.

Board Committees; Shareholder Communications with the Board

The board of directors has a standing audit committee, compensation committee, and nominating and corporate governance committee. The written charter of each committee is available on the “Investors-Corporate Governance” page of our web site at www.poniard.com. A description of the process for shareholders to send communications to the board or a particular director also is posted on our web site.

Audit Committee

The primary functions of the audit committee are to represent and assist the board of directors with the oversight of:

•       the integrity of the company’s financial statements and internal controls;

•       the company’s compliance with legal and regulatory requirements;

•       the independent auditor’s qualifications and independence; and

•       the performance of the audit function by the independent auditor.

The audit committee has ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The audit committee also is responsible for performing other related responsibilities set forth in its charter.

The current members of the audit committee are Mr. Littauer, Dr. Stevens and Mr. Basso, with Mr. Littauer acting as chair. Alan A. Steigrod served on the audit committee until his retirement from the board on August 16, 2006, on which date Mr. Martell was appointed to the committee. Mr. Martell resigned from the committee on May 4, 2007, on which date Mr. Basso was appointed to the committee. Our board of directors has determined that each member of our audit committee is “independent” under applicable rules promulgated by the SEC and Nasdaq. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. Our board of directors has determined that both Messrs. Littauer and Basso meet the definition of “audit committee financial expert” under applicable SEC rules. The audit committee convened in person one time and held an additional seven telephone meetings in 2006. The audit committee’s report begins on page 32 of this proxy statement.

Compensation Committee

The primary function of the compensation committee is to discharge the responsibilities of the board of directors relating to the compensation of our chief executive officer and other executives, employees and non-employee directors and relating to our retirement, welfare and other benefit plans. The committee has the authority to delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more members of the board or company officers. The committee oversees our Amended and Restated 2004 Incentive Compensation Plan, or the 2004 Plan, and any other compensation and stock-based plans. The compensation committee has established an equity awards subcommittee to administer 2004 Plan awards to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, or the Exchange Act, or whose compensation is subject to the compensation limits of Section 162(m) of the Internal Revenue Code, or the Code. The equity awards subcommittee is comprised of two compensation committee members who, in addition to being “independent” under applicable Nasdaq rules, also qualify as “outside directors” under Rule 16b-3 under the Exchange Act and as “outside directors” under Section 162(m) of the Code. The compensation committee, with board approval, has delegated to Dr. McMahon, as chief executive officer, and Ms. Loewy, as chief financial officer, authority to grant stock options under the 2004 Plan, within a percentage range and subject to a 60,000 share cap, to new employees who are not “officers” for purposes of Section 16 under the Exchange Act.

The current members of the compensation committee are Messrs. Simon, Littauer and Basso and Dr. Dickson, with Mr. Simon acting as chair. Alan A. Steigrod served on the compensation committee until his retirement from the board on August 16, 2006, on which date Mr. Martell was appointed the committee. Mr. Martell resigned from the committee on May 4, 2007, on which date Mr. Basso was appointed to the committee. Mr. Basso and Dr. Dickson serve as the compensation committee’s equity awards subcommittee. Our board of directors has determined that each member of our compensation committee is “independent” under applicable Nasdaq rules. The compensation committee convened in person 5 times and held an additional 10 telephone meetings in 2006. The compensation committee’s report is set out on page 15 of this proxy statement. Additional information on the committee’s processes and procedures, including the role of executive officers and compensation consultants in recommending the amount or form of executive compensation, are addressed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are to:

•       identify individuals qualified to become members of our board of directors;

•       approve and recommend candidates to fill vacancies on, or to be elected to, the board;

•       develop, update as necessary, and recommend to the board corporate governance principles and policies applicable to our company; and

•       monitor compliance with such principles and policies.

The nominating and corporate governance committee also recommends candidates for election as chief executive officer and other corporate officers, oversees succession planning for senior management and performs other related responsibilities set forth in its charter.

The current members of the nominating and corporate governance committee are Drs. Dickson, Craves and Stevens, with Dr. Dickson acting as chair. Our board of directors has determined that all members of the compensation committee are “independent” under applicable Nasdaq rules, except for Dr. Craves, who received direct and indirect payments from the company in connection with our 2006 equity financing. The board believes that the payments received by Dr. Craves in connection with the financing will not interfere with the exercise of Dr. Craves’ independent judgment in carrying out his responsibilities as a member of the nominating and corporate governance committee and that, due to his extensive professional contacts within the biotechnology and financial sectors and his extensive experience with the company, Dr. Craves’ service on the committee is in the best interests of the company and our shareholders. The nominating and corporate governance committee convened in person two times and held four additional telephone meetings during 2006. The committee also met or had a telephonic meeting on January 30, 2007, February 7, 2007, and May 4, 2007 to discuss the director selection process and criteria, make general recommendations regarding the composition of the board of directors and approve and recommend to the board the current slate of director nominees.

Director Nominations and Qualifications

The nominating and corporate governance committee of our board of directors will consider nominees for the board recommended by shareholders with respect to elections to be held at an annual meeting, although the committee is not obligated to recommend such nominees to the board. In accordance with our restated bylaws, to nominate a director for election to the board of directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to our corporate secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 70 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

•       information regarding the shareholder making the nomination, including the shareholder’s name and address and the number of shares of our stock beneficially owned by the shareholder;

•       the name and business address of the person being nominated, his or her biographical data and other relevant information, including that which would be required in a proxy statement filed pursuant to the SEC’s proxy rules if the person were to be nominated for election by the board of directors; and

•       the written consent of each such nominee to serve as a director if elected.

The chairman of the board, other directors and executive officers also may recommend director nominees to the nominating and corporate governance committee. The committee will evaluate nominees recommended by shareholders using the same criteria that it uses to evaluate all other nominees. These criteria include the candidate’s personal and professional ethics, training, experience, commitment, independence, diversity, industry knowledge and contacts and financial or accounting expertise, as well as other factors that are listed in the Director Selection Guidelines attached as an exhibit to the nominating and corporate governance committee charter posted on the “Investors-Corporate Governance” page of our web site at www.poniard.com. The committee has not in the past retained any third party to assist it in identifying candidates.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics that applies to our chief executive officer, chief financial officer, principal accounting officer, controller and other senior accounting officers and a Code of Conduct that applies to all officers, directors and employees of our company. These codes are posted on our web site at www.poniard.com under the heading “Investors-Corporate Governance.”  We intend to satisfy the disclosure requirements regarding any amendment to or waiver of the Code of Ethics with respect to the covered persons by posting such information on our web site.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee of our board of directors are independent directors, and none of them are present or past employees of the company, except Mr. Littauer, who served the company in various management positions from 1987 to 1996. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We are a biopharmaceutical company focused on the discovery, development and commercialization of cancer therapy products. We do not currently have any revenues from product sales, as our product candidates remain in the development stage. Our headquarters is located in South San Francisco, California, and we also maintain an office in Seattle, Washington. Additional information about our business and development programs is available at http://www.poniard.com.

Objectives and Components

Our compensation program for executive officers is designed to encourage, measure and reward efforts that we believe will build value in the company over the long-term. Until such time as we have revenues, we believe that the progress of our product candidates through the development process and progress toward obtaining United States and foreign marketing approvals are the best ways to create value for our shareholders and the best measures of our success.

The components of our executive compensation program are:

•        base salaries;

•        annual incentives in the form of cash bonuses; and

•        long-term incentives in the form of stock option awards.

Compensation Philosophy and Principles

Our compensation philosophy is to motivate, measure and reward employees for performance that we believe will result in superior operational results and build long-term value for our shareholders. Our executive compensation program is designed to:

•        focus decision-making and behavior on long and near-term goals that are consistent with our overall business strategy;

•        reinforce a pay-for-performance culture through a balance of fixed and incentive pay opportunities that link individual compensation to individual and corporate performance;

•        allow us to attract and retain employees with the skills critical to our long-term success; and

•        align management’s financial interests with the interests of our shareholders.

The design and ongoing administration of our overall compensation program for executives are guided by the following general principles and goals:

•        clear communication of desired behaviors and the use of incentive pay to reward the achievement of corporate performance goals;

•        maintenance of total compensation at market competitive levels;

•        provision of a range of compensation opportunities based on performance; and

•        provision of opportunities to participate in shareholder value creation.

Total Compensation

Our total compensation program is designed to encourage and reward performance and to recruit and retain employees. We have included three components in our compensation structure—base salaries, cash bonuses and stock option grants—to be competitive with other companies in our industry. We do not focus on the total value of these three components of compensation when we benchmark our compensation with other companies. Instead, we believe it is more appropriate to benchmark the three components individually in light of their different properties and level of risk. For a development-stage company such as ours, stock options are highly speculative and are not likely to maintain value unless our product candidates ultimately reach the market and generate sales and profits. Cash incentive bonuses are only paid when certain performance goals are met and thus also are uncertain. Our goal is to be competitive in each of the three components of our total compensation program. The amount of each component is influenced by the executive’s level of responsibility at the company and industry surveys. In general, we try to position executive compensation at the median for each component.

The compensation committee of our board of directors performs annual reviews of our executive compensation program to evaluate its competitiveness and consistency with our overall compensation philosophy. During 2006, the committee retained AON Radford Consulting, or Radford, to review and analyze the current compensation arrangement for our chief executive officer and other executives and our current equity programs relative to market. In completing its assessment, Radford reviewed our executive compensation data against that of 25 U.S. based biotechnology companies having a market capitalization between $88.2 million and $289.7 million, generating limited revenues from product sales and having between 13 and 370 employees. This peer group, which was approved by our compensation committee and management, was comprised of the following companies:

•Antigenics Inc.	• ImmunoGen, Inc.	• Sonus Pharmaceuticals
•Avigen, Inc.	• Immunomedics, Inc.	• Spectrum Pharmaceuticals,
•Cell Therapeutics, Inc.	• Kosan Biosciences	Inc.
•Cerus Corporation	Incorporated	• StemCells, Inc.
•Cytokinetics, Inc.	• La Jolla Pharmaceuticals	• Sunesis Pharmaceuticals,
•Dendreon Corporation	Company	Inc.
•Dynavax Technologies	• NeoPharm, Inc.	• SuperGen, Inc.
Corporation	• Pharmacyclics	• Titan Pharmaceuticals, Inc.
•EntreMed, Inc.	• Seattle Genetics, Inc.	• Vion Pharmaceuticals, Inc.
•Favrille, Inc.	• SGX Pharmaceuticals, Inc.
•Hana Biosciences, Inc.

Based on the peer group compensation data collected in the Radford “CEO Compensation Assessment” dated May 15, 2006 and the Radford “2006 Executive Compensation Review” dated July 26, 2006, including supplements to those reports, our compensation committee targets executive annual base salaries to the peer group 50th--75th percentile and each of annual incentive awards and long-term compensation to the peer group 50th percentile. We believe that these compensation targets are consistent with our goal of providing competitive executive compensation packages while conserving our resources and creating incentives for and rewarding the attainment of corporate operational and strategic goals. The compensation committee utilized the data in the Radford studies to evaluate the competitiveness of the components of 2006 executive compensation in place prior to the availability of those studies and, following the availability of those studies in May and July 2006, as a significant factor in determining total compensation of new executives joining the company and in determining long-term incentive awards granted to executives in the second half of 2006.

Base Salaries.   Base salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent that we need to run our business. Salaries provide a consistent cash flow to employees, assuming acceptable levels of performance and ongoing employment.

Our goal is to establish base salary levels for our executives and other employees that are consistent with those of biotechnology companies of a similar size and at a similar stage of development. We believe that this strategy is important to enable us to compete for and retain qualified executives in a highly competitive environment.

We establish each executive officer’s annual base salary based on:

•        an objective evaluation of salaries of individuals in similar positions within companies in the biotechnology industry that are of a similar size and stage of development, including, in the second half of 2006, the peer group data in the Radford “CEO Compensation Assessment” and the Radford “2006 Executive Compensation Review” described above; and

•        a subjective evaluation of the executive’s experience, responsibilities within the company, and performance in achieving specific corporate objectives.

We initially target base salaries at the median base salary level for executives in similar positions within the biotechnology industry, targeting the 50th-70th percentile range of executive base salaries in our peer group. We then adjust each executive’s salary either up or down from that midpoint based on the executive’s experience and scope of responsibilities. Each executive is reviewed and evaluated for potential adjustments to his or her base salary annually.

Annual base salary reviews for all executive officers are conducted in conjunction with our company-wide employee performance evaluation process. Except for Ms. Loewy and Dr. Glassberg, both of whom joined the company during 2006, base salaries for the executive officers named in the Summary Compensation Table were increased by 4% in 2006, based on the increased cost of living. This is consistent with the level of annual cost of living increases provided by similar companies in the biotechnology industry, as reflected in industry surveys reviewed by the compensation committee, including the BioWorld 2006 Executive Compensation Report. The base salaries of Ms. Loewy and Dr. Glassberg, each of whom joined the company during the second half of 2006, were determined based on data in the Radford studies, with the goal of providing base salaries sufficiently competitive to attract them to our company. The compensation committee also utilized the Radford studies to evaluate previously established 2006 executive base salaries. Based on this evaluation, the compensation committee determined that, for 2007, an adjustment of 5.5% should be made to the annual base salary of executives based on performance and cost of living increases. In addition, the compensation committee determined that an additional 4.3% adjustment should be made to Ms. Loewy’s 2007 annual base salary based on her performance and the increased scope of her responsibilities. None of our executive officers is a party to any agreement with the company requiring the payment of a minimum amount of annual base salary.

Annual Incentive Awards.   Our annual incentive awards are designed to encourage executives to focus on achieving important near-term company-wide goals in a timely manner. As part of our process of establishing our operating plan for each coming year, the executive officers identify the corporate goals important to building our value and advancing our long-term business objectives. These corporate goals are then submitted to the board of directors for approval.

Along with our other employees, executive officers are eligible for annual incentive awards, paid in the form of a cash bonus, based on the extent of accomplishment of these predetermined annual corporate goals. For 2006, we identified six specific corporate goals in the following general areas:

•        product development milestones related to the progress of picoplatin, our lead product candidate, in multiple clinical trials;

•        preclinical development of an oral formulation of picoplatin; and

•        business and strategic activities to support future research and product development.

The compensation committee assigns a relative weight to each corporate goal in formulating annual incentive awards paid to each executive. The amount of each executive’s annual incentive award is determined based on the compensation committee’s assessment of actual company performance versus these corporate goals. Based on this assessment, the compensation committee determines and approves the incentive amounts to be paid to each executive officer.

For 2006, the compensation committee established the following percentages of annual base salary as the maximum payout amounts for annual incentive awards to the executive officers named in the Summary Compensation Table:

•        Dr. McMahon:  50%

•        Ms. Loewy:  25%

•        Dr. Karlin:  25%

•        Ms. Wight:  20%

•        Dr. Glassberg:  25%

•        Ms. Berland:  25%

The foregoing payout amounts are applied to each executive’s annual base salary in effect at the end of the year and, for 2006, were determined by the compensation committee based on generally available industry surveys, including the BioWorld 2006 Compensation Report. The compensation committee used data presented in the Radford “CEO Compensation Assessment” and the Radford “2006 Executive Compensation Review” to evaluate the 2006 payout levels and determined that, except in the case of Ms. Loewy, the current levels are competitive. The board of directors increased Ms. Loewy’s maximum payout amount for annual incentive awards to 30% for 2007, due to the expanded scope of her responsibilities.

In cases in which the compensation committee determines that all of the corporate goals have been met, the executives will receive 100% of their maximum payout amounts. If all of the corporate goals have not been met, a percentage below 100% of the maximum payout amount is awarded. In addition, the compensation committee retains general discretion to take into account additional corporate accomplishments in assessing achievement of annual corporate goals. For 2007, the compensation committee approved, in addition to core annual corporate performance goals, supplemental milestones, or so-called “stretch goals,’’ which, to the extent achieved, would result in the payment of significant additional annual incentive awards to our executives and employees. These “stretch goals’’ for 2007 are intended to create clear incentives for executives to work to exceed our near-term corporate goals and to reward successful progress toward our long-term growth and the creation of shareholder value.

In 2006, we met many of our predetermined 2006 annual corporate goals. Additionally, we were able to take advantage of opportunities that arose during the year. The most heavily weighted corporate goals related to the clinical development of picoplatin. Our small cell lung cancer Phase II trial enrolled ahead of schedule, and our colorectal and prostate cancer Phase I trials were enrolling on schedule. We also were able to renegotiate and finance improved terms for our picoplatin license agreement with Genzyme Corporation (successor to AnorMED, Inc.). Thus, while certain corporate goals were not attained, the compensation committee concluded that achievement of such goals was of lesser importance than the successful renegotiation and financing of our picoplatin license. Consequently, the compensation committee concluded that, on balance, our 2006 performance was strong, the overall level of achievement of each corporate goal was 80% and 2006 annual incentive awards therefore would equal 80% of each executive officer’s maximum payout amount. Ms. Loewy’s and Dr. Glassberg’s 2006 annual incentive payments were prorated from the respective commencement dates of their employment with the company in 2006. Ms. Berland did not receive an annual incentive award for 2006 because her employment with the company terminated on July 21, 2006.

In addition to incentive awards under our annual incentive program, our compensation committee may award discretionary bonuses to reward individual efforts in the successful attainment of milestones critical to our long-term corporate well-being and potential future success. In 2006, we completed a $65 million equity financing that we believe substantially improved the prospects of our company. In connection with the completion of this financing, the compensation committee awarded a discretionary bonus of $20,000 to each executive employed with the company at the time of the closing of the financing.

Long-Term Incentives.   Our long-term incentives consist solely of stock option awards under our Amended and Restated 2004 Incentive Compensation Plan, or the 2004 Plan, and are an important element of our compensation program. We believe that stock options are an effective way to emphasize long-term company performance and to reward our executives and other employees for value creation on the same basis as our shareholders.

Pursuant to our 2004 Plan, each executive officer typically receives a sizable grant at the time he or she joins the company or receives a significant promotion. In addition, our executive officers and other employees receive annual option awards under the 2004 Plan. In establishing the size of these awards, the executive’s level of responsibility, as well as competitive factors in our industry, are considered. The equity awards subcommittee of our board compensation committee establishes the level of new hire, promotion-related, and annual stock option awards targeted at the median levels set out in generally available industry surveys and, for option grants in the second half of 2006, set out for our peer group in the Radford “CEO Compensation Assessment” and the Radford “2006 Executive Compensation Review.”  We target the median number of option awards in order to be competitive in attracting and retaining employees, while limiting the potential dilution to our shareholders.

The equity awards subcommittee of our board compensation committee approves all stock option awards to executive officers. Annual stock option grants are awarded in the first quarter of each year. For 2006, the amounts of these awards targeted the 50th percentile grant level. These options vest based on our standard 48-month vesting period for annual option grants detailed below. For executive officers who are hired during the year, the equity awards subcommittee approves the issuance of stock options in connection with the board’s appointment of the executive as of the executive’s start date. In determining the number of options to be granted to new hires, we initially target the 50th percentile level of options granted to newly hired executives in similar positions at companies of similar size and stage of development within the biotechnology industry. We then adjust each executive’s option award either up or down from that midpoint based on the executive’s experience and scope of responsibilities. The new hire options granted to Ms. Loewy and Dr. Glassberg, both of whom joined the company during 2006, were calculated utilizing this process and were in the 50th-75th percentile based on the Radford “2006 Executive Compensation Review.” The options vest based on our standard 48-month vesting period for new-hire options, detailed below. Any promotions of executive officers would be treated similarly, with the equity awards subcommittee awarding the stock option to the executive as of the date of the promotion. However, there were no promotions of executives during 2006.

Stock options awarded to executives have an exercise price equal to the closing sale price of our common stock on the date of grant. We issue stock options at 100% of the fair market value on the date of grant to assure that executives will receive a benefit only when the stock price increases. Each stock option awarded to newly hired executive officers vests over a 48-month period, with no options vesting until the executive has worked for the company for one full year, at which time 25% of the award vests. The balance of the option vests monthly over the remaining 36 months of the vesting period. Annual and promotion-related stock awards vest monthly over a 48-month period, if the employee has worked for the company for a year or more. If the employee has not yet been with the company for one year, the option vests monthly over a 48-month period, except vesting in the first year is not credited until the employee has been with the company for one year. These vesting schedules are consistent with those found in the Radford surveys of similar companies in the biotechnology industry. We believe that the relatively long duration of the vesting period helps focus management on the long-term performance of the company. All stock options granted to executive officers have a maximum term of ten years.

In 2006, in addition to the annual option awards described above, we granted to each executive officer, as well as all other employees of the company, special stock option awards. Dr. McMahon, our chief executive officer, received his award on June 16, 2006 and September 13, 2006, and the other executives and employees received their awards on September 13, 2006. These special awards were intended to increase the executives’ long-term incentives following the significant restructuring of the company that took place during 2005 and the first half of 2006. The change in capital structure of the company following our $65 million equity financing in April 2006 resulted in significant dilution of the option ownership of the executive officers due to a nearly four-fold increase in the total number of shares outstanding, and placed the executives’ level of option ownership below the peer group 50th percentile for equity interest found by Radford in its “CEO Compensation Assessment” and “2006 Executive Compensation Review.”  The equity awards subcommittee approved option awards to executives to bring their option ownership holdings in line with the peer group 50th-75th percentile level, as set out in the foregoing Radford studies. As with all of our stock options, these special option awards were priced at 100% of fair market value on the date of grant. Because the number of shares available for issuance under our 2004 Plan is currently limited, the special option awards granted on September 13, 2006 are contingent upon shareholder approval of the amendment of our 2004 Plan described in Proposal 3 of this Proxy Statement. If such shareholder approval is not received at our annual meeting, these options will immediately terminate. Each special option awarded to our executives on September 13, 2006 vests 50% in equal monthly installments over the first four years from the date of grant and 50% on the seven-year anniversary of the date of grant. Dr. McMahon's special award granted on June 16, 2006 vests 100% on the seven-year anniversary of the date of grant. The equity awards subcommittee adopted this longer vesting period to reinforce the long-term nature of these incentives. Any portion of the special option awards subject to a seven-year vesting period may be accelerated, up to 25% in each year, to the extent of the company’s actual achievement of the annual performance goals established under our annual incentive program, at the discretion of the equity awards subcommittee. We believe that allowing the discretionary vesting of these stock options is consistent with our goal of providing incentives to build value and advance our long-term business objectives. The special option awards granted in 2006 to the executives named in the Summary Compensation Table are reflected in the table below entitled “Grants of Plan Based Awards” and the related compensation costs are disclosed in the Summary Compensation Table.

All of Dr. Glassberg’s employee stock options terminated when he resigned as our chief medical officer on March 15, 2007, because he had not reached the one-year anniversary of his initial employment with us and, therefore, none of his options had vested.

Other Benefits.   All of our salaried employees, including our executive officers, are eligible to participate in our 401(k) defined contribution plan. At our discretion, we may contribute to each participant a matching contribution equal to 5% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $500. As reflected in the Summary Compensation Table below, in 2006, all of the named executive officers, except Dr. Glassberg, participated in our 401(k) plan and received matching contributions. We also provide all employees with health and dental coverage, company-paid term life insurance, disability insurance, paid time off and paid holidays. These benefits are typical within our industry, are designed to be competitive with overall market practices, and are in place to attract and retain the executives and other employees needed to operate our business.

We strive to focus our resources on the development of our product candidates. Accordingly, our executive officers do not receive any material perquisites.

Supplementary Compensation Policies

We have adopted several additional policies designed to ensure that our overall executive compensation structure is responsive to shareholder interests and competitive with other companies in our industry. Specific policies include:

Limitations on Deductibility of Compensation.   Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers, including the executive officers named in the Summary Compensation Table, to $1.0 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We believe that the compensation for our executives, including stock options awarded under our 2004 Plan, qualify for the exception. In 2006, compensation to our chief executive officer and each of our other named executive officers did not exceed $1.0 million for purposes of Section 162(m), and we expect the same to be true for 2007. However, we may in the future approve annual compensation that exceeds the $1.0 million limitation if we believe that doing so is in the best interests of the company and our shareholders.

Severance and Change of Control Agreements.   All of our executive officers are parties to standard form executive severance and change of control agreements. These agreements and the potential amounts payable under those agreements to the executives named in the Summary Compensation Table are described in the section below entitled “Potential Payments Upon Termination or Change of Control.”  We believe that these agreements are customary in the industry and necessary to attract and retain qualified, experienced executive personnel.

Compensation Committee Report

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis above with management, and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2006, and in our proxy statement for the 2007 annual meeting of shareholders.

Submitted by the compensation committee of the board of directors:

Nicholas J. Simon, Chairman
Robert M. Littauer
Ronald A. Martell
E. Rolland Dickson

2006 Summary Compensation Table

The following table sets forth all compensation earned by each of the named executive officers for the 2006 fiscal year. The named executive officers are the principal executive officer and the principal financial officer, plus one executive officer who resigned during 2006 and the three other most highly compensated officers who were serving as executive officers at December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Gerald McMahon, Chairman, President & Chief Executive Officer	2006	400,977	20,000	598,527	160,389	500	1,180,393
Caroline M. Loewy, Chief Financial Officer(6)	2006	130,769	0	114,417	26,154	500	271,840
David A. Karlin, Senior Vice President, Clinical Development & Regulatory Affairs	2006	270,404	20,000	72,081	54,080	500	417,065
Anna L. Wight, Vice President, Legal & Secretary	2006	236,925	20,000	97,038	37,908	500	392,371
Alan B. Glassberg, Chief Medical Officer(7)	2006	87,821	0	74,095	17,692	0	179,608
Susan D. Berland, former Chief Financial Officer(8)	2006	139,534	20,000	46,689	0	500	206,723

(1)           The amounts reported in the Salary column represent the dollar amount of base salary earned by each named executive in 2006.

(2)           The amounts reported in the Bonus column represent the amounts of discretionary bonuses awarded to the named executives in connection with the closing of our $65 million equity financing in April 2006.

(3)           The amounts reported in the Option Awards column represent the dollar amount recognized as stock-based compensation expense in 2006 for financial reporting purposes, related to stock options granted to each named executive in 2006 and prior years, excluding any reduction for estimated forfeitures, determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R). See Note 3, “Stock-Based Compensation,” of the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in determining such amounts.

(4)           The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amounts of annual incentive bonus awards paid out in March 2007 for 2006 performance. The annual incentive bonus earned by Ms. Loewy is prorated for the six-month period of fiscal 2006 during which she served as an executive officer. The annual incentive bonus earned by Dr. Glassberg is prorated for the five-month period of fiscal 2006 during which he served as an executive officer.

(5)           The amounts reported in the All Other Compensation column represent company contributions to our 401(k) plan.

(6)           Ms. Loewy joined the company as executive vice president, strategic planning on June 23, 2006, and was appointed chief financial officer on July 21, 2006.

(7)           Dr. Glassberg joined the company as chief medical officer on July 24, 2006. Dr. Glassberg resigned from this position on March 15, 2007.

(8)           Ms. Berland resigned as chief financial officer of the company on July 21, 2006. The grant date fair value, as determined in accordance with SFAS 123R, of the portion of Ms. Berland’s stock option grants that were forfeited upon her resignation was $413,138.

Grants of Plan Based Awards

The following table provides information regarding equity and non-equity awards granted to each of the named executives in 2006.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2),(3)			All Other Options Awards: Number of Securities Under-	Exercise or Base Price of Option	Grant Date Fair Value of
Name	Grant Date		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)	lying Options (#)	Awards ($/Sh) (4)	Options Awards ($)(5)
Gerald McMahon	4/29/2006	(6)							83,333	7.50	518,650
	6/16/2006	(6)							83,333	6.48	448,450
	6/16/2006	(7)							166,667	6.48	931,200
	9/13/2006	(8)				0	284,400	284,400		3.66	—
	5/17/2006		0	200,489	200,489
Caroline M. Loewy(10)	6/23/2006	(9)							100,000	6.00	499,920
	9/13/2006	(8)				0	128,533	128,533		3.66	—
	6/23/2006		0	32,692	32,692
David A. Karlin	4/29/2006	(6)							41,666	7.50	259,325
	9/13/2006	(8)				0	145,200	145,200		3.66	—
	5/17/2006		0	67,601	67,601
Anna L. Wight	4/29/2006	(6)							41,666	7.50	259,325
	9/13/2006	(8)				0	93,108	93,108		3.66	—
	5/17/2006		0	47,385	47,385
Alan B. Glassberg(11)	7/24/2006	(9)							100,000	4.62	384,420
	9/13/2006	(8)				0	40,000	40,000		3.66	—
	7/24/2006		0	21,955	21,955
Susan D. Berland(12)	4/29/2006	(6)							41,666	7.50

(1)             The amounts shown in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the payout levels for annual incentive bonus awards described in the Compensation Discussion and Analysis above. The target amount shown is a percentage of 2006 annual base salary as follows:  Dr. McMahon: 50%; Ms. Loewy: 25%; Dr. Karlin: 25%; Ms Wight: 20%; Dr. Glassberg: 25%  and Ms. Berland: 25%. The minimum pay out level is 0% of the target amount shown. The maximum payout level is 100% of the target amount. Our annual incentive awards program is described in more detail in the Compensation Discussion and Analysis.

(2)             The amounts shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column are the pay out levels for stock options granted under our 2004 Plan described in the Compensation Discussion and Analysis above. The minimum pay out level is 0% of the target amount shown. The maximum pay out level is 100% of the target amount.

(3)             The grant of these options as a long-term incentive award is contingent upon shareholder approval of an amendment to increase the common shares authorized for issuance under our 2004 Plan, which proposal will be described in detail in our proxy statement for the 2007 annual meeting of shareholders. If such shareholder approval is not received, the options will terminate immediately following the 2007 annual meeting of shareholders.

(4)             The exercise price of the options is equal to the closing sale price of our common stock on the grant date as reported on The Nasdaq Capital Market.

(5)             The amount reported represents the full grant date fair value of the options granted to each named executive in 2006, determined in accordance with SFAS 123R. See Note 3, “Stock-Based Compensation,” of the notes to consolidated financial statements of the company set forth in our Annual Report on Form 10-K for fiscal year ended December 31, 2006 for the assumptions used in determining such fair value.

(6)             The option shown has a ten-year term and vests in equal monthly installments over the four years following the date of grant.

(7)             The option shown has a ten-year term and vests on the seven-year anniversary of the date of grant, subject to accelerated vesting, of up to 25% in each year, to the extent of the company’s actual achievement of the performance goals established under the annual incentive bonus program, in the discretion of the equity awards subcommittee of our board of directors.

(8)             The option shown was part of a special award granted to all employees to offset dilution resulting during 2005 and the first half of 2006 and is contingent upon shareholder approval of an amendment to increase the common shares authorized for issuance under our 2004 Plan, which proposal will be described in detail in our proxy statement for the 2007 annual meeting of shareholders. If such shareholder approval is not received, the options will terminate immediately following our 2007 annual meeting. Each option has a ten-year term and vests 50% in equal monthly installments over the first four years from the date of grant and 50% on the seven-year anniversary of the date of grant. Vesting of the first 50% of the option granted to each of Ms. Loewy and Dr. Glassberg accrues but is not credited until the month of his or her one-year anniversary as an executive officer of the company. Vesting of the second 50% of the option granted to each executive is subject to accelerated vesting, of up to 25% in each year, to the extent of the company’s actual achievement of the annual performance goals established under the annual incentive bonus program, in the discretion of the equity awards subcommittee of our board of directors.

(9)             The option shown was granted as a long-term incentive award when the executive joined the company in 2006, has a term of ten years and vests 25% one year after the date of grant and thereafter in equal monthly installments over the next three years.

(10)       Ms. Loewy became an executive officer of the company on June 23, 2006.

(11)       Dr. Glassberg became chief medical officer of the company on July 24, 2006. Dr. Glassberg resigned from this position on March 15, 2007, and his unvested stock options terminated on that date.

(12)       Ms. Berland resigned as chief financial officer of the Company on July 21, 2006, and her stock options have terminated. The grant date fair value, as determined in accordance with SFAS 123R, of the portion of Ms. Berland’s stock option grants that were forfeited upon her resignation was $413,138.

Employment Letter with Dr. McMahon.   We entered into an employment letter with Dr. McMahon on April 26, 2004. Under that employment letter, we agreed that Dr. McMahon will serve as our chief executive officer, commencing on May 11, 2004. The employment letter sets Dr. McMahon’s annualized base salary at $375,000 per year, subject to increase or decrease in the board’s discretion, and provides for cash bonuses of up to 50% of Dr. McMahon’s annual base salary, at the discretion of the board. Pursuant to the employment letter, Dr. McMahon received a ten-year stock option to purchase 91,666 shares of our common stock at an exercise price of $15.00 per share, which option vests 25% at the end of one year from date of grant and thereafter in equal monthly installments over the next three years and expires ten years from the date of grant. The employment letter provides for accrued vacation of four weeks per year and fringe benefits comparable to those payable to our other senior executives. The employment letter further contains nonsolicitation and noncompetition provisions that are effective during the term of Dr. McMahon’s employment and for one year thereafter. The term of the employment letter is four years (until May 11, 2008), subject to earlier termination by either party upon 30 days’ prior written notice. The severance and change of control agreements described under the heading “Potential Payments Upon Termination or Change of Control” below provide for certain termination benefits in the event that Dr. McMahon’s employment is terminated by us without cause or by him with good reason before or after a change of control of the company.

Salary and Cash Incentive Awards in Proportion to Total Compensation.   As discussed in the Compensation Discussion and Analysis, we believe that a substantial portion of each named executive’s compensation should be in the form of equity awards. The following table sets forth the percentage of each named executive’s total compensation we paid in the form of base salary and cash incentive awards for fiscal 2006.

Name	Percentage of Total Compensation
Gerald McMahon	49%
Caroline M. Loewy	58%
David A. Karlin	83%
Anna L. Wight	75%
Alan B. Glassberg	59%
Susan D. Berland	77%

Outstanding Equity Awards at Year-End 2006

The following table provides information relating to holdings of unexercised stock options by the named executives as of December 31, 2006. The options granted in 2006 also are disclosed in the Grants of Plan-Based Awards Table and the related compensation costs are disclosed in the Summary Compensation Table.

	Options Awards
	Number of Securities Underlying Unexercised Options(#)		Number of Securities Underlying Unexercised Options(#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised	Option
Name	Exercisable		Unexercisable (1)		Unearned Options(#) (2),(4)	Exercise Price ($)	Option Expiration Date(3)
Gerald McMahon	59,205 15, 972 13,889 10,417		32,461 17,360 69,444 72,916 166,667	(4) (5)	284,400	15.00 12.90 7.50 6.48 6.48 3.66	5/18/2014 1/24/2015 4/29/2016 6/16/2016 6/16/2016 9/13/2016
Caroline M. Loewy	8,333 0		0 100,000	(6)	128,533	13.44 6.00 3.66	8/27/2014 6/23/2016 9/13/2016
David A. Karlin	14,757 6,945		26,909 34,721		145,200	3.72 7.50 3.66	7/1/2015 4/29/2016 9/13/2006
Anna L. Wight	712 2,500 2,500 9,999 18,332 5,972 4,306 2,917 6,945		0 0 0 0 0 694 2,360 3,748 34,721		93,108	7.50 84.38 35.64 16.80 2.82 16.14 15.00 7.44 7.50 3.66	12/15/2008 5/24/2010 5/22/2011 5/1/2012 1/30/2013 5/8/2013 5/18/2014 3/9/2015 4/29/2016 9/13/2016
Alan B. Glassberg	3,333 7,917	(8) (8)	0 0 100,000	(6),(7)	40,000 (7)	8.94 4.02 4.62 3.66	10/20/2014 6/15/2005 7/24/2016 9/13/2016
Susan D. Berland(9)	0		0		—	0	—

(1)           Unless otherwise noted, the options listed in this column vest in equal monthly installments over four years from the date of grant.

(2)           The grant of these options as an incentive equity award on September 13, 2006 is contingent upon shareholder approval of an amendment to increase the common shares authorized for issuance under our 2004 Plan, which proposal will be described in detail in our proxy statement for the 2007 annual meeting of shareholders. If such shareholder approval is not received, the options will terminate immediately following the 2007 annual meeting of shareholders.

(3)           All options expire ten years from the date of grant.

(4)           These options vest 50% in equal monthly installments over the first four years from the date of grant and 50% on the seven-year anniversary of the date of grant. Vesting of the first 50% of the option granted to each of Ms. Loewy and Dr. Glassberg accrues but is not credited until the month of his or her one-year anniversary as an executive of the company. Vesting of the second 50% of the option granted to each executive is subject to accelerated vesting, of up to 25% in each year, to the extent of the company’s actual achievement of the annual performance goals established under the annual incentive bonus program, in the discretion of the equity awards subcommittee of our board of directors.

(5)           The option vests on the seven-year anniversary after the date of grant, subject to accelerated vesting, of up to 25% in each year, to the extent of the company’s achievement of the performance goals established under the annual incentive bonus program, in the discretion of the equity awards subcommittee of our board of directors.

(6)           The options vest 25% one year after the date of grant and thereafter in equal monthly installments over the next three years.

(7)           Dr. Glassberg resigned as chief medical officer on March 15, 2007, and these stock options terminated on that date.

(8)           Reflects vested stock options received by Dr. Glassberg during his tenure as a director of the company.

(9)           Ms. Berland resigned as chief financial officer on July 21, 2006, and her stock options have terminated.

Option Exercises in 2006

None of the named executives exercised any stock options during 2006.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executive employees. Our executive officers are eligible to participate in our 401(k) defined contribution plan. At our discretion, we may contribute to each participant a matching contribution equal to 5% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $500. All of the named executives, except Dr. Glassberg, participated in our 401(k) plan during fiscal 2006 and received matching contributions.

Potential Payments Upon Termination or Change of Control

All of the named executives (other than Ms. Berland and Dr. Glassberg, who are no longer executive officers of the company) are parties to standard form executive severance and change of control agreements. The information below describes and quantifies certain compensation that would become payable under these agreements if the named executive’s employment had been terminated on December 31, 2006, based on the named executive’s compensation and service levels as of such date, and if applicable, based on the company’s closing stock price on December 29, 2006 (the last trading day of fiscal 2006). Payments and benefits payable under the executive severance and change of control agreements are in addition to benefits paid generally to salaried employees of the company, including distributions under the company’s 401(k) plan and accrued salary and vacation pay. The named executives are not entitled to any potential payments or benefits not otherwise available generally to salaried employees of the company in the event of termination of employment by the company for cause or by the executive without good reason or due to retirement.

Executive Severance Agreements

Termination by the Company without Cause or by the Executive for Good Reason Absent a Change of Control.   The executive severance agreements of Ms. Loewy, Dr. Karlin and Ms. Wight each provides that, if the executive is terminated without cause, or if the executive resigns for good reason, he or she is entitled to receive severance pay equal to 75% of current annual base salary, up to nine months’ medical and dental insurance benefits and, if applicable, reimbursement of excise taxes. Cash severance payments are in the form of salary continuation, payable at normal payroll intervals during the nine months following the date of termination. Each of these severance agreements runs for an initial term of one year and renews automatically for successive one-year periods unless either party gives nine months’ prior notice of non-renewal. Dr. McMahon’s executive severance agreement provides for a severance payment equal to 100% of current annual base salary, payable in the form of salary continuation for one year following the date of termination, up to one year’s medical and dental insurance benefits and, if applicable, reimbursement of excise taxes. Dr. McMahon’s severance agreement runs for an initial term of four years and renews automatically for successive two-year periods unless either party gives 90 days’ prior notice of non-renewal. In all cases, as a condition to receiving any severance payment, each executive must execute a general release of claims against the company in a form satisfactory to the company in its sole discretion. To the extent that severance payments and benefits under the change of control agreements described below are payable to the named executive, no payments will be made to such executive under his or her executive severance agreement.

The executive severance agreements define “cause” as:  a clear refusal to carry out any of the executive’s material lawful duties; a persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the company or any other crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent the company with the public. “Good reason” includes a reduction of the executive’s annual base salary below the level in effect on the date of the agreement, regardless of any change in the executive’s duties; the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than a designated number of miles from the city in which the executive currently is employed; or the company’s failure to properly assign the executive severance agreement to a successor entity.

The estimated net present values of severance and other benefits payable to each named executive, based on a hypothetical termination of employment by the company without cause or by the executive with good reason on December 31, 2006, in circumstances in which there is no change of control (as defined below) of the company, are set forth in the following table.

Name	Estimated net present value of cash severance payments ($)(1)	Estimated net present value of continued medical and dental benefits ($)(1)	Potential excise tax liability reimbursable by the company ($)(2)	Total ($)
Gerald McMahon	390,721	14,382	0	405,103
Caroline M. Loewy	182,642	10,783	0	193,425
David A. Karlin	197,549	9,293	0	206,842
Anna L. Wight	173,090	10,783	0	183,873
Alan B. Glassberg(3)	146,114	10,783	0	156,897
Susan D. Berland(4)	—	—	—	—

(1)          For purposes of determining the estimated net present value of these payments, a discount rate of 5% was used.

(2)          Reimbursement of excise tax is required only to the extent that any portion of the payments or benefits under the executive severance agreement or any benefits plan would be characterized as an “excess parachute payment” to the executive under Section 280G of the Code, giving rise to an excise tax payable by the executive under Section 4999 of the Code.

(3)          Dr. Glassberg resigned as chief medical officer on March 15, 2007, and his executive severance agreement terminated on that date. Dr. Glassberg did not receive any termination payments under his executive severance agreement in connection with the termination of his employment.

(4)          Ms. Berland resigned as chief financial officer on July 21, 2006, and her executive severance agreement terminated on that date. Ms. Berland did not receive any termination payments under her executive severance agreement in connection with the termination of her employment.

Termination due to Death or Total Disability Absent a Change of Control.   The executive severance agreement and the executive’s employment terminate automatically upon the death or total disability of the executive. “Total disability” is defined as the named executive’s inability to perform his or her essential duties for a period or periods aggregating 12 weeks in any 365 day period as a result of physical or mental illness, loss of legal capacity or any cause beyond the executive’s control, unless the executive is granted a leave of absence by our board of directors. If the executive’s employment is terminated by reason of death or total disability during the term of the severance agreement, the executive or his or her legal representative is entitled to receive continued medical and dental insurance benefits for up to nine months in the cases of Ms. Loewy, Dr. Karlin and Ms. Wight and for up to one year in the case of Dr. McMahon. The estimated net present values of these benefits are reflected in the preceding table.

Change of Control Agreements

Termination by the Company without Cause or by the Executive for Good Reason Following a Change of Control.   The change of control agreements provide each of the named executives with termination compensation if, within two years following a change of control of the company, the executive’s employment is terminated without cause or the executive terminates his or her employment for good reason. In such case, the named executive is entitled to receive an amount equal to 50% of the annual bonus that would have been paid but for the termination of employment or, if greater, the percentage of his or her annual bonus accrued through the date of termination; one year’s medical and dental insurance benefits; an amount as severance pay equal to 50% of his or her annual base salary (100% in the case of Dr. McMahon) for the fiscal year in which the date of termination occurs; and immediate vesting of all of the previously granted stock options held by the executive. All cash amounts are payable in a lump sum within ten working days of the date of termination. Under the terms of our 2004 Plan, all vested stock options expire three months after the date of termination of service. The agreements also provide for reimbursement of any excise taxes payable by the executive as a consequence of the payments or benefits received under the change of control agreement or any benefit plan of the company.

A “change of control” under the agreements is deemed to occur upon shareholder approval of certain mergers, consolidations or reorganizations of the company, the liquidation or dissolution of the company, or the sale of substantially all of the assets of the company; acquisition of beneficial ownership of  20% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition was not approved in advance by a majority of the incumbent directors; acquisition of beneficial ownership of 33% or more of the outstanding common stock or voting power of the company by a person or group of related persons, if such acquisition is approved in advance by a majority of the incumbent directors; or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the company’s board of directors. The definitions of “cause” and “good reason” under the change of control agreements are substantially the same as those in the executive severance agreements described above. The change of control agreements of Ms. Loewy, Dr. Karlin and Ms. Wight each run for an initial one-year term and renew automatically for successive one-year periods unless either party gives 90 days’ prior written notice of non-renewal. Dr. McMahon’s change of control agreement runs for an initial term of four years and renews automatically for successive two-year periods unless either party gives 90 days’ prior written notice of non-renewal. If a change of control occurs, each agreement automatically renews and runs for a period of two additional years.

The estimated net present values of severance and other benefits payable to each named executive, based on a hypothetical termination of employment by the company without cause or by the executive with good reason on December 31, 2006, following a change of control of the company, are set forth in the table below.

Name	Estimated net present value of cash severance payments ($)(1)	Estimated net present value of continued medical and dental benefits ($)(1)	Estimated incremental value of accelerated vesting of stock options ($)(2)		Potential excise tax liability reimbursable by the company ($)(3)	Total ($)
Gerald McMahon	601,466	14,760	0	(4)	0	616,226
Caroline M. Loewy	162,500	14,760	0	(4)	0	177,260
David A. Karlin	169,003	12,720	34,444		0	216,167
Anna L. Wight	142,155	14,760	0	(4)	0	156,915
Alan B. Glassberg(5)	125,000	14,760	38,000		0	177,760
Susan D. Berland(6)	—	—	—		—	—

(1)          For purposes of determining the estimated net present value of these payments, a discount rate of 5% was used.

(2)          Reflects the estimated incremental value of accelerated vesting of all stock options held by the named executive on December 31, 2006, based on the excess of the closing price of our common stock at December 29, 2006 (the last trading day preceding December 31, 2006) over the exercise prices of such options.

(3)          Reimbursement of excise tax is required only to the extent that any portion of the payments or benefits under the change of control agreement or any benefits plan would be characterized as an “excess parachute payment” to the executive under Section 280G of the Code, giving rise to an excise tax payable by the executive under Section 4999 of the Code.

(4)          There is no value shown for accelerated vesting of stock options because the exercise prices of all unvested stock options held by the executive at December 31, 2006 were above $5.00 per share, the closing sale price of our common stock on December 29, 2006.

(5)          Dr. Glassberg resigned as chief medical officer on March 15, 2007 and his change of control agreement terminated on that date.

(6)          Ms. Berland resigned as chief financial officer on July 21, 2006 and her change of control agreement terminated on that date.

Termination due to Death or Total Disability Following a Change of Control.   The change of control agreement and the executive’s employment during the two years following a change of control terminate automatically upon the death or total disability of the named executive. “Total disability” is defined in the agreements as the named executive’s inability to perform his or her essential duties for a period or periods aggregating 12 weeks in any 365 day period as a result of physical or mental illness, loss of legal capacity or any cause beyond the executive’s control, unless the executive is granted a leave of absence by our board. If the executive’s employment is terminated by reason of death or total disability during the two years following a change of control of the company, the executive or his or her legal representatives are entitled to continued medical and dental insurance benefits for up to one year. The estimated net present values of these benefits are reflected in the preceding table.

Director Compensation

For 2006, non-employee directors received an annual fee of $20,000 for service on the board of directors, together with a fee of $1,500 for each in-person board meeting attended. Payment for attendance at telephonic board meetings was $500 for up to one hour, $1,000 for one to two hours and $1,500 for more than two hours. Non-employee directors also received a fee of $500 for attendance at each meeting of a committee on which they served. The audit committee chairman received an annual retainer in 2006 of $10,000, and each audit committee member received a 2006 annual retainer of $6,000. The chairmen of the compensation committee and the nominating and corporate governance committee received annual retainers in 2006 of $6,500. The members of each of the compensation committee and the nominating and corporate governance committee received a 2006 annual retainer of $4,000. We also reimburse each of our non-employee directors for reasonable travel expenses incurred in connection with attending board and board committee meetings. In 2006, we paid special cash awards of $50,000 each to Drs. Craves and Goldfischer in recognition of their past services in assisting and rendering financial advice in connection with financial and strategic opportunities and our April 2006 equity financing.

Non-employee directors also receive stock option grants under our Stock Option Grant Program for Nonemployee Directors, or the NED Program, which is administered under our 2004 Plan. Each new non-employee director, upon election or appointment to the board of directors, receives an initial option to purchase 8,333 shares of common stock at an exercise price equal to the fair market value per share of common stock on the grant date. In addition, each non-employee director automatically receives an annual option grant to purchase 3,333 shares of common stock following each annual meeting of shareholders at an exercise price equal to the fair market value per share of common stock on the grant date, provided that a non-employee director who has received the initial option grant for 8,333 shares of common stock within five months prior to any such annual meeting of shareholders, does not receive the annual option grant for such annual meeting. In addition to annual option grants under the NED Program, the equity awards subcommittee in 2006 approved special awards of stock options to each non-employee director (except Dr. Glassberg and Messrs. Simon and Martell) related to the closing of our 2006 equity financing. All options granted to non-employee directors under the NED Program have a term of ten years and vest 50% one year after the date of grant and 50% two years after the date of grant.

The following table presents information relating to total compensation of directors for the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($) (3),(4), (5)		All Other Compensation ($)(6)	Total ($)
Fred B. Craves	35,000	91,011	(7)	50,000	176,011
E. Rolland Dickson	47,250	92,241	(7)		139,491
Alan B. Glassberg(8)	9,000	23,057			32,057
Carl S. Goldfischer	33,000	91,011	(7)	50,000	174,011
Robert M. Littauer	51,500	98,342	(7)		149,842
Ronald A. Martell(9)	31,500	11,802	(10)		43,302
Nicholas J. Simon III(11)	33,250	19,997	(12)		53,247
David R. Stevens	47,000	98,342	(7)		145,342
Alan A. Steigrod(13)	30,500	39,613	(7)		70,113

(1)          Gerald McMahon, our chief executive officer, president and chairman of the board in 2006, is not included in this table because he is an employee of the company and does not receive separate compensation for his services as a director. The compensation received by Dr. McMahon as an executive officer of the company is shown in the Summary Compensation Table above.

(2)          Includes all annual retainer fees, committee and chairmanship fees and meeting fees. All annual retainer fees are paid to board members, committee members and committee chairs semi-annually in advance of services, rather than in arrears. Accordingly, retainer fees for the first half of 2006 were paid in December 2005, and retainer fees for the second half of the 2006 were paid in June 2006.

(3)          The amounts reported in the Option Awards column represent the dollar amount recognized as stock-based compensation expense in 2006 for financial reporting purposes, related to stock options granted to each director in 2006 and prior years, excluding any reduction for estimated forfeitures, determined in accordance with SFAS 123R. See Note 3, “Stock-Based Compensation,” of the notes to consolidated financial statements of the company set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in determining such amounts.

(4)          All options reflected in this column have a ten-year term, vest 50% one year after the date of grant and 50% two years after the date of grant, and have an exercise price equal to the closing sales price of our common stock on the date that the option was granted.

(5)          At December 31, 2006, each director named in the table above held options for the following number of common shares:  Dr. Craves: 84,993; Dr. Dickson: 71,659; Dr. Glassberg: 111,250 (includes options for 100,000 shares received in his capacity as chief medical officer); Dr. Goldfischer: 92,494; Mr. Littauer: 50,831; Mr. Martell: 8,333; Mr. Simon: 8,333; Dr. Stevens: 50,831; and Mr. Steigrod: 70,826. The full grant date fair value of the options granted to each director in 2006, determined in accordance with SFAS 123R, was as follows:  Dr. Craves: $187,869; Dr. Dickson: $187,869; Dr. Glassberg: $0; Dr. Goldfisher: $187,869; Mr. Littauer: $187,869; Mr. Martell: $45,890; Mr. Simon; $58,705; Dr. Stevens: $187,869; and Mr. Steigrod: $187,869. See Note 3, “Stock-Based Compensation,” of the notes to consolidated financial statements of the company set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 for the assumptions used in determining such fair value.

(6)          Reflects special cash awards paid in recognition of past services in assisting and rendering financial advice to the company in connection with financial and strategic opportunities and our 2006 equity financing.

(7)          Reflects an option award to purchase 20,833 common shares at $ 7.50 per share granted on April 29, 2006 and an option award to purchase 7,500 common shares at $6.48 per share granted on June 16, 2006.

(8)          Dr. Glassberg’s term as a director expired on June 16, 2006. Dr. Glassberg joined the company as chief medical officer on July 24, 2006. This table reflects only the compensation that Dr. Glassberg earned in 2006 as a director. The compensation earned by Dr. Glassberg in 2006 as an executive officer of the company is shown in the Summary Compensation Table above. Dr. Glassberg resigned as chief medical officer on March 15, 2007.

(9)          Mr. Martell joined the board on June 26, 2006.

(10) Reflects NED Program option award to purchase 8,333 common shares at $6.00 per share granted on June 26, 2006.

(11) Mr. Simon joined the board on April 26, 2006.

(12) Reflects NED Program option award to purchase 8,333 common shares at $7.68 per share granted on April 26, 2006.

(13) Mr. Steigrod retired from the board on August 14, 2006. In connection with such retirement, the board approved the acceleration of vesting of all of Mr. Steigrod’s outstanding stock options. The incremental decrease in full grant date fair value that resulted from the acceleration of vesting of Mr. Steigrod’s stock options, determined in accordance SFAS 123R, was $100,731.

Equity Compensation Plan Information

The following table presents information as of December 31, 2006 with respect to our compensation plans, including individual compensation arrangements, under which equity securities of the company are authorized for issuance to employees and non-employees of the company (such as directors, consultants, advisors, vendors, customers, suppliers or lenders):

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(#)
Equity Compensation Plans Approved by Shareholders(1)	1,659,613	10.50	293,197
Equity Compensation Plans Not Approved by Shareholders(2)	5,946,876	6.09	0
Total	7,606,489	7.05	293,197

(1)          Includes the 1991 Stock Option Plan for Non-Employee Directors (1991 Plan), the 1991 Restricted Stock Plan (Restricted Plan), the 1994 Stock Option Plan (1994 Plan), and the 2004 Plan. The 1991 Plan was terminated on March 31 2005 and the 1994 Plan was terminated on February 17, 2004. Accordingly, no further equity derivative securities can be issued under the 1991 and 1994 Plans. For a description of the foregoing plans, see Note 12 to the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)          Reflects a warrant issued for placement agent services in connection with our April 2006 equity financing, warrants issued to financial institutions participating in a term loan, and a warrant issued to a consultant for investor relations services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership, as of May 1, 2007, of the company’s common stock by (a) each person known by the board of directors to beneficially own more than 5% of the outstanding common stock, (b) each director and nominee for director, (c) our chief executive officer and each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding(2)
MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III Parallel Fund, L.P. and MPM Asset Management Investors 2005 BVIII LLC(3)	8,648,092	23.7%
The John Hancock Tower 200 Carendon Street, 54th Floor Boston, MA 02116
Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P., Bay City Capital Management IV LLC and Bay City Capital LLC(4)	5,546,357	15.5%
750 Battery Street, Suite 400 San Francisco, CA 94111
Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited and James E. Flynn(5)	2,973,177	8.5%
780 Third Avenue, 37th Floor New York, NY 10017
Abingworth Management Limited(6)	2,148,784	6.1%
Princess House 38 Jermyn Street London, England SW1Y 6DN
Michael A. Roth and Brian J. Stark (as joint filers pursuant to Rule 13d-1(k))(7)	1,693,907	4.8%
3600 South Lake Drive St. Francis, WI 53235
OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly(8)	2,093,000	6.0%
767 Third Avenue, 30th Floor New York, NY 10017
Gerald McMahon(9)	136,772	*
Fred B. Craves(10)	5,647,789	15.8%
E. Rolland Dickson(11)	58,327	*

Carl S. Goldfischer(12)	5,628,019	15.7%
Robert M. Littauer(13)	36,666	*
Ronald A. Martell(14)	4,167	*
Nicholas J. Simon, III(15)	8,648,092	23.7%
David R. Stevens(16)	42,416	*
Robert S. Basso	0	0%
Caroline M. Loewy(17)	33,332	*
David A. Karlin(18)	32,119	*
Anna L. Wight(19)	65,172	*
Alan B. Glassberg(20)	11,250	*
Susan D. Berland(21)	0	0%
Directors and executive officers as a group (14 persons)(22)	14,797,764	38.9%

*                    Less than 1%

(1)          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock owned as of May 1, 2007 and shares of common stock which are issuable within 60 days of May 1, 2007, including pursuant to options or warrants to purchase common stock, are deemed beneficially owned for computing the percentage of the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person.

(2)          Based on 34,656,574 shares of common stock outstanding on May 1, 2007.

(3)          Includes 1,785,713 shares of common stock issuable upon exercise of warrants and 4,167 shares of common stock subject to options issuable within 60 days. MPM BioVentures III GP, L.P. and MPM BioVentures III LLC (MPM III LLC) are the direct and indirect general partners of MPM BioVentures III-QP, L.P., MPM BioVentures III, L.P., BioVentures III Parallel Fund, L.P. and MPM BioVentures III GmbH & Co. Beteiligungs KG (the MPM III Funds). Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Dennis Henner, Nicholas J. Simon III, Michael Steinzmetz and Kurt Wheeler are members of MPM III LLC and MPM Asset Management Investors 2005 BVIII LLC (AM 2005) and exercise voting and investment control over the securities owned by the MPM III Funds and AM 2005. Each such individual disclaims beneficial ownership of the securities held by the MPM III Funds and AM 2005. Mr. Simon is a director of the company and the record holder of the option shares beneficially owned by the MPM Funds and AM 2005.

(4)          Includes 1,071,428 shares of common stock issuable upon exercise of warrants. Bay City Management is general partner to Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. (the BCC Funds) and has voting and investment control over the securities held by the BCC Funds. Such control is exercised by BCC as manager of Bay City Management. Fred B. Craves and Carl S. Goldfischer, directors of the company, are managers of Bay City Management and members and managing directors of BCC. Dr. Craves and Dr. Goldfischer each disclaims beneficial ownership of the securities held by the BCC Funds.

(5)          Includes 535,714 shares of common stock issuable upon exercise of warrants. Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Funds, L.P. Deerfield Management, L.P. is the investment manager of the Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. and Deerfield Management, L.P., respectively, and exercises voting and investment control over the securities owned by Deerfield Special Situations Funds, L.P. and Deerfield Special Situations Fund Limited, International (together, the Deerfield Funds). Mr. Flynn disclaims beneficial ownership of the securities held by the Deerfield Funds.

(6)          Includes 357,143 shares of common stock issuable upon exercise of warrants. Abingworth Management Ltd. is the investment manager of Abingworth Bioequities Master Fund Limited, Abingworth Bioventures IV LP, and Abingworth Bioventures IV Executives LP (the Abingworth Funds) and exercises voting and investment control over the securities owned by the Abingworth Funds. Dr. Joe Anderson, Mr. Michael Bigham, Dr. Stephen Bunting, Mr. David Leathers and Dr. Jonathan McQuitty comprise the investment committee of Abingworth Management Ltd. Each such individual disclaims beneficial ownership of the securities held by Abingworth Management Ltd. and the Abingworth Funds.

(7)          Includes 321,429 shares of common stock issuable upon exercise of warrants. All shares beneficially owned are held directly by Stark Master Fund, Ltd. Michael A. Roth and Brian J. Stark exercise voting and investment control over the securities owned by Stark Master Fund Ltd.  Messrs. Roth and Stark each disclaims beneficial ownership of the securities held by Stark Master Fund, Ltd.

(8)          OrbiMed Advisors LLC and OrbiMed Capital LLC hold these shares as investment advisors on behalf of Caduceus Capital Master Fund Limited, Caduceus Capital II, L.P., UBS Eucalyptus Fund LLC, PW Eucalyptus Fund Ltd. and HFR Sch Aggressive Master Trust, each of which has the right to receive or power to direct the receipt of dividends from, or proceeds from the sale of, the securities held on its behalf. Samuel D. Isaly is President of OrbiMed Advisors LLC and Managing Director of ObiMed Capital LLC. See Schedule 13G filed with the SEC on April 3, 2007.

(9)          Includes 135,939 shares of common stock subject to options exercisable within 60 days.

(10) Includes 4,474,928 shares of common stock beneficially owned by the BCC Funds (see note (4) above), 1,071,428 shares of common stock subject to warrants owned by BCC Funds and 60,828 shares of common stock subject to options exercisable within 60 days held by Dr. Craves. Dr. Craves disclaims beneficial ownership of the securities held by the BCC Funds.

(11) Includes 57,494 shares of common stock subject to options exercisable within 60 days.

(12) Consists of 4,474,928 shares of common stock beneficially owned by the BCC Funds (see note (4) above), 1,071,428 shares of common stock subject to warrants owned by BCC Funds and 78,329 shares of common stock subject to options exercisable within 60 days held by Dr. Goldfischer. Dr. Goldfischer disclaims beneficial ownership of the securities held by the BCC Funds.

(13) Includes 36,666 shares of common stock subject to options exercisable within 60 days.

(14) Includes 4,167 shares of common stock subject to options exercisable within 60 days.

(15) Consists of 8,648,092 shares of common stock beneficially owned by the MPM Funds and AM 2005 (see note (3) above).  Mr. Simon disclaims beneficial ownership of the securities held by the MPM Funds and AM 2005.

(16) Includes 36,666 shares of common stock subject to options exercisable within 60 days.

(17) Includes 33,332 shares of common stock subject to options exercisable within 60 days.  Ms. Loewy became an executive officer on June 23, 2006.

(18) Includes 32,119 shares of common stock subject to options exercisable within 60 days.

(19) Includes 61,752 shares of common stock subject to options exercisable within 60 days.

(20) Includes 11,250 shares of common stock subject to options exercisable within 60 days. Dr. Glassberg resigned as chief medical officer effective March 15, 2007.

(21) Ms. Berland resigned as chief financial officer effective July 21, 2006.

(22)   Includes 2,857,143 shares of common stock issuable upon exercise of warrants and 552,709 shares of common stock subject to options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT

In accordance with its audit charter, the audit committee of our board of directors reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under the SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s Annual Report on Form 10-K and proxy statement. In addition, the audit committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the audit committee who is a related person with respect to a transaction under review cannot participate in the deliberations or vote respecting approval or ratification of the transaction.

BCC, an affiliate of Bay City Management, is a financial advisor to and indirectly controls the Bay City Funds, which were among the lead investors in our $65 million equity financing that closed on April 26, 2006 and our $75 million public offering that closed on April 30, 2007 (the Equity Financings). Two of our directors, Dr. Fred Craves and Dr. Carl Goldfischer, are managing directors of BCC and possess capital and carried interests in the Bay City Funds. Nicholas J. Simon, who was named a company director following the 2006 financing, is affiliated with the MPM Funds and AM 2005, which also were lead investors in the Equity Financings, and possesses capital and carried interests in the MPM Funds and AM 2005. The audit committee reviewed and approved or ratified the Equity Financings and related transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in their beneficial ownership of our common stock. Directors, executive officers and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms we received, or written representations from certain reporting persons that no such forms were required for those persons, we believe that during 2006 all filing requirements of Section 16(a) applicable to directors, executive officers and greater-than-10% shareholders were complied with by such persons, except that one Form 4 reporting one option grant to Dr. McMahon was filed late.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The aggregate fees billed for professional services rendered by KPMG LLP for fiscal years 2006 and 2005 were as follows:

	Year Ended December 31,
	2006	2005
Audit Fees(1)	$300,000	$236,000
Audit-Related Fees(2)	38,000	20,000
Tax Fees(3)	0	10,200
All Other Fees	0	0

(1)          Audit Fees consisted of fees for audit of our financial statements for fiscal years 2006 and 2005, respectively, and reviews of our quarterly financial statements. Additional audit fees in 2006 related to the audit of management’s report on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Audit-Related Fees consisted principally of fees related to providing auditors’ consents for Form S-3 and S-8 registration statements filed with the SEC.

(3)          Tax Fees consisted of tax compliance, tax planning and tax advice.

The audit committee has considered and believes the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. All of the hours expended on KPMG LLP’s engagement to audit our financial statements for fiscal years 2006 and 2005 were attributed to work performed by persons who are full-time, permanent employees of KPMG LLP.

Audit Committee Pre-Approval Policy

The audit committee of our board of directors has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants’ independence. Under this policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the audit committee. The audit committee may delegate pre-approval authority to one or more of its members. The audit committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management. All audit and non-audit services provided by our independent accountants in 2006 were pre-approved by the audit committee.

Report of the Audit Committee

The members of the audit committee are independent in accordance with applicable rules promulgated by the SEC and Nasdaq, and the composition of the committee complies with applicable Nasdaq listing standards. Each member is able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement. The company’s board of directors has determined that Messrs Littauer and Martell are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The board of directors has adopted a written audit committee charter, a copy of which is posted on the company’s web site at www.poniard.com. The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with KPMG LLP, our company’s independent registered pubic accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61. The audit committee also has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG that firm’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the audit committee of the board of directors:

Robert M. Littauer, Chair
David R. Stevens
Ronald A. Martell

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

KPMG LLP currently serves as our independent registered public accounting firm, and has conducted the audit of our accounts since 1997. The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm to conduct an audit of our accounts for fiscal year 2007.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the board of directors has elected to submit the selection of KPMG LLP as our independent registered public accounting firm to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the audit committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without resubmitting the matter to our shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our board of directors recommends a vote FOR approval of this Proposal 2.

APPROVAL OF AMENDMENTS TO PONIARD PHARMACEUTICALS, INC. AMENDED AND
RESTATED 2004 INCENTIVE COMPENSATION PLAN
(PROPOSAL 3)

Amendments to 2004 Incentive Compensation Plan

Subject to shareholder approval, the board of directors approved an amendment and restatement of the Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan, or the 2004 Plan, to:

•       increase the number of shares of common stock authorized for issuance under the 2004 Plan from 1,666,666 shares to 4,166,666 shares and add an evergreen provision pursuant to which the number of shares authorized for issuance under the 2004 Plan will automatically increase each year, beginning in 2008, subject to the limits described below; and

•       increase the number of shares that may be granted as awards to participants in a single calendar year to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Shareholders also are being asked to re-approve the performance criteria for awards to qualify such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. The material terms of the performance criteria for awards are described below.

Objectives of Amendments

Shareholder approval of the 2004 Plan, as proposed to be amended and restated, is intended to enable us to achieve the following objectives:

Our continued ability to offer equity compensation.   As described in the Compensation Discussion and Analysis above, our board has adopted a broad-based stock compensation strategy designed to provide meaningful incentives for the day-to-day efforts of our employees and advisors, which, in turn, are expected to improve our long-term performance. We are asking shareholders to approve an increase in the number of shares issuable under the 2004 Plan and to approve an evergreen provision to the 2004 Plan in order to continue this company-wide compensation strategy and to provide resources to recruit and retain qualified personnel to support our planned strategic growth in the upcoming months and years.

As of May 1, 2007, approximately 295,968 shares remained available for grant under the 2004 Plan, excluding any shares subject to the proposed share increase. As of May 1, 2007, approximately 53 persons were eligible to participate in the 2004 Plan.

On September 13, 2006, the board of directors approved a 2,500,000 share increase in the number of common shares authorized for issuance under the 2004 Plan and also approved stock option grants to certain individuals from that share increase, such grants subject to shareholder approval of the share increase. The stock option grants were made to 32 individuals to purchase an aggregate of 796,732 shares at a per share exercise price equal to $3.66. On February 7, 2007, the board of directors approved annual grants to 32 individuals to purchase an aggregate of 456,500 shares at a per share exercise price equal to $5.98, and on February 27, 2007, approved grants to five employees to purchase an aggregate of 144,015 shares at a per share exercise price of $5.97, in all cases subject to shareholder approval of the 2004 Plan, as proposed to be amended and restated in this Proposal 3. The exercise price for each of the grants represents the fair market value of the Company’s comon stock on the date of grant, based on the common stock’s closing sale price reported on The Nasdaq Capital Market.

If the shareholders do not approve the share increase to the 2004 Plan (including the evergreen provision described below), the foregoing grants will immediately terminate after the 2007 annual meeting and the optionees will have no further rights under such options. Prior to shareholder approval of the 2004

Plan, as proposed to be amended and restated, no portion of the options may be exercised by the optionees.

If our shareholders approve the 2004 Plan, as amended and restated, 2,500,000 additional shares will be available for issuance under the 2004 Plan and, beginning in 2008, the number of shares available under the 2004 Plan will automatically increase each year, subject to the terms and conditions described below.

Our ability to deduct for tax purposes performance-based compensation.   We are asking shareholders to approve an increase in the number of shares that may be granted to individuals in any given calendar year in order to qualify such awards as “performance-based” compensation under Section 162(m) of the Code. Under Section 162(m) of the Code, in order for the company to be able to deduct compensation in excess of $1 million paid in any year to our chief executive officer and the four other most highly compensated executive officers (within the meaning of Section 162(m)), the compensation must qualify as “performance-based.”  Currently, a participant in the 2004 Plan may receive awards for up to 333,333 shares of common stock in a calendar year, except that a newly hired individual may receive a one-time grant of awards for up to 500,000 shares of common stock in the calendar year of hire. Under the 2004 Plan, as proposed to be amended and restated, awards for up to 650,000 shares of common stock may be granted to a participant in a calendar year, except that a newly hired individual may receive a one-time award for up to 800,000 shares of common stock in the calendar year of hire.

We are also asking our shareholders to re-approve the material terms of the performance criteria under which certain equity awards may be granted so that such awards may qualify as “performance-based” compensation under the Code. For awards to qualify as performance-based under the 2004 Plan, the shareholders must approve the material terms of the performance goals that may apply to such awards at least once every five years. Although the shareholders approved the material terms for performance-based awards at the 2006 annual meeting of shareholders, we are asking the shareholders to approve them again this year in connection with the increase in the number of shares that may be granted to individuals under the 2004 Plan. The material terms of the proposed performance goals for awards under the proposed amended and restated 2004 Plan are described below.

A copy of the proposed amended and restated 2004 Plan is attached to this proxy statement as Annex A and is incorporated herein by reference. The following description of the proposed amended and restated 2004 Plan is a summary and does not contain all information about the proposed amended and restated Plan. Please refer to Annex A for more detailed information.

Description of the Proposed Amended and Restated 2004 Plan

Purpose.   The purpose of the 2004 Plan is to permit grants of stock options, restricted stock and stock units to selected employees, officers, directors, agents, consultants, advisors and independent contractors in order to attract and retain the services or advice of such persons and to provide added incentives to such persons by encouraging stock ownership in the company.

Administration.   The 2004 Plan may be administered by the board of directors or any board-approved committee (including subcommittees) of two or more members of the board (the plan administrator). Currently the compensation committee of the board of directors (and, with respect to awards granted to individuals subject to Section 16 of the Securities Exchange Act of 1934 or whose compensation is subject to the compensation limits of Section 162(m) of the Code, the equity awards subcommittee of the compensation committee) acts as plan administrator of the 2004 Plan. The plan administrator, subject to the terms and conditions of the 2004 Plan, has the authority to determine all matters related to the plan in its discretion, including the authority to select the individuals to receive awards and to determine the number of shares to be subject to each award, the type of award to be granted, the exercise price of options, and all other terms and conditions of the award.

Shares Subject to the 2004 Plan.   The proposed amended and restated 2004 Plan authorizes the issuance of up to 4,166,666 shares of our common stock (which includes the 2,500,000 share increase approved by our board of directors) plus an annual automatic increase to be added as of the first day of our fiscal year beginning in 2008 equal to the least of:

•       3,000,000 shares;

•       5% of the outstanding shares of our common stock as of the end of our immediately preceding fiscal year;

•       any lesser number of shares determined by our board of directors; or

•       a number of shares that, when added to the sum of (x) the number of shares subject to awards under the 2004 Plan as of the end of our immediately preceding fiscal year (other than awards not subject to vesting or forfeiture conditions) and (y) the number of shares that could be made subject to outstanding awards under the 2004 Plan as of the end of our immediately preceding fiscal year, does not exceed 20% of the outstanding shares of our common stock on a fully diluted basis as of the end of our immediately preceding fiscal year.

Shares authorized for issuance in any given year under the preceding provision that are not actually issued in a given year will remain available for future issuance under the proposed amended and restated 2004 Plan.

Shares of common stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant.

Shares relating to awards granted under the 2004 Plan that lapse, are canceled or forfeited, settled for cash, or otherwise terminate and shares withheld by or tendered to us in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan.

Awards issued in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. To the extent determined by the board of directors or the plan administrator, shares available for issuance under a pre-existing plan of a company we acquire or with which we may combine, as adjusted pursuant to the applicable exchange ratio in the transaction, are available for issuance under the 2004 Plan and will not reduce the number of shares authorized for issuance under the 2004 Plan.

The shares of common stock deliverable under the 2004 Plan may consist in whole or in part of authorized and unissued shares or shares currently held or subsequently acquired by the company. The aggregate number of shares available for issuance under the 2004 Plan will be adjusted in the event of certain changes affecting shares of common stock resulting from a split-up or consolidation of shares or like capital adjustment, or the payment of a share dividend.

Awards.   The plan administrator is authorized to grant incentive stock options, nonqualified stock options, restricted stock and stock units under the 2004 Plan. Awards may consist of one, any combination, or all of these grant types.

Eligibility.   Employees, officers, directors, agents, consultants, advisors and independent contractors of the company or a related corporation are eligible to receive awards under the 2004 Plan, except that only our employees may receive incentive stock options.

Terms and Conditions of Stock Option Grants.   The per share exercise price for an option may not be less than 100% of fair market value of our common stock on the date of grant, which is equal to the closing price of our common stock on such date. As of May 1, 2007, the closing sale price per share of our common stock as reported by The Nasdaq Capital Market was $7.05.

The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which form may include cash, checks, shares of already-owned stock, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the maximum term of each option is ten years from the date of grant, subject to earlier termination in the event of an optionee’s termination of employment or service, and each option vests and becomes exercisable as follows:  for employees with at least one year of service or employees receiving a promotion, the option vests in monthly increments over a four-year period and, for employees with less than one year of service, 25% of the option vests one year after the date of grant and thereafter in equal monthly installments over the next three years.

The vested portion of options may be exercised at any time in whole or in part in accordance with their terms. The unvested portion terminates upon termination of an optionee’s employment or service relationship with us for any reason. In the event of termination for a reason other than cause, retirement, death or total disability, and unless otherwise provided by the plan administrator, the vested portion of options will generally be exercisable for three months after the date of termination. In the event of termination by reason of death or total disability (as that term is defined in the 2004 Plan), and unless otherwise provided for by the plan administrator, the option will generally be exercisable for one year from the date of such termination. Unless otherwise provided for by the plan administrator, in the event an optionee dies after termination but while the option is otherwise exercisable, the option will remain exercisable for one year from the date of death. In the event of termination by reason of retirement (as that term is defined in the 2004 Plan), and unless otherwise provided for by the plan administrator, the option will generally be exercisable for two years from the date of such termination. In the event of termination for cause (as that term is defined in the 2004 Plan), the option will not be exercisable after notice is given to the optionee of such termination for cause. No option may be exercised after expiration of its term.

Unless determined otherwise by the plan administrator, the optionee may not transfer an option except by will or by the applicable laws of descent and distribution or by designating one or more beneficiaries on a company-approved form who may exercise the option after the optionee’s death.

Restricted Stock and Stock Units.   Awards of shares of common stock, or awards designated in units of common stock, may be granted on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with us or the achievement of performance criteria, as determined by the plan administrator. Until the lapse of the restrictions, participants may not dispose of their restricted stock. The plan administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the plan administrator deems appropriate.

Capital Adjustments.   If certain reorganizations, stock dividends, stock splits, consolidations or similar events occur, the aggregate number and class of shares covered by each outstanding award and the per share exercise price of each outstanding option will be proportionately adjusted, but not the aggregate exercise price. The maximum number of shares that may be granted to any individual in a single calendar year will also be proportionately adjusted, as will the number of shares that may be automatically granted under a formula program under the 2004 Plan.

Performance-Based Compensation Under Section 162(m).   Under the terms of the amended and restated 2004 Plan, an individual may not receive awards in any calendar year for more than 650,000 shares, except a newly hired individual may receive a one-time grant of awards for up to 800,000 shares in the calendar year of hire.

The compensation committee (or the equity awards subcommittee of the compensation committee, if applicable) may determine that awards under the 2004 Plan will be granted subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the awards under Section 162(m) of the Code. These business criteria include: net income; earnings per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating or gross margins; market or economic value added; stock price appreciation; total shareholder return; cost control; cash flows (including, but not limited to, operating cash flow, free cash flow or return on capital); return on equity; completion of financing or business development transactions; strategic or operational initiatives; product sales or market share; product development milestones; research pipeline advancement; improvements in capital structure; or customer satisfaction, employee satisfaction or service performance metrics. Performance goals also may be based on the achievement of specified levels of company performance (or performance of an applicable affiliate or business unit of the company) under one or more of the business criteria described above relative to the performance of other corporations. The performance goals will be set within the time period required by Section 162(m) of the Code. The compensation committee (or the equity awards subcommittee) may decrease, but not increase, the amount payable with respect to such awards.

Corporate Transactions.   If certain corporate transactions occur, such as certain mergers, consolidations, reorganizations or liquidations of the company, outstanding awards will become fully vested and exercisable immediately prior to the transaction. Options not exercised prior to the corporate transaction will terminate, except that if the shareholders of the company receive capital stock of another corporation in exchange for their shares of common stock, outstanding options will be assumed or an equivalent option substituted by the successor corporation. Options will be assumed by a successor corporation without any acceleration in vesting upon a reincorporation of the company, the creation of a holding company or a merger in which the shareholders of the company immediately before the merger have the same proportionate ownership in the surviving company after the merger. In addition, the plan administrator has discretion to take such actions as it determines necessary or advisable with respect to corporate transactions, including, without limitation, waiving restrictions or providing for a cash payment in consideration for the cancellation of awards.

Term, Termination and Amendment.   Unless earlier terminated by our board of directors, the 2004 Plan will terminate on June 16, 2016. The board of directors may at any time amend the 2004 Plan, subject to shareholder approval to the extent required by applicable law, regulation, or stock exchange rules. Generally, the amendment, suspension or termination of the 2004 Plan, or a portion thereof, or the amendment of an outstanding award cannot, without a participant’s consent, materially adversely affect any rights under any outstanding award. No amendment that would constitute a “modification” to an outstanding incentive stock option that would cause the option to fail to continue to qualify as an incentive stock option under Code Section 422 generally may be made without the consent of the optionee.

Other Information.   A new plan benefits table, as described in the SEC’s proxy rules, is not provided because all awards made under the 2004 Plan are discretionary. However, please refer to the “Grants of Plan-Based Awards” table on page 17 of this proxy statement, which provides information on stock option grants to the named executive officers in the 2006 fiscal year, and please refer to the description of grants made to our nonemployee directors in 2006 under the heading “Director Compensation” on page 24 of this proxy statement.

Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences to us and to participants in the 2004 Plan. This summary is based on the Code and the United States Treasury regulations promulgated thereunder as in effect on the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the plan. For example, the summary does not discuss the effect of recent deferred compensation legislation on awards.

Incentive Stock Options.   Incentive stock options granted under the 2004 Plan are intended to qualify for favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the optionee generally will have taxable income for alternative minimum tax purposes at the time of exercise as if the option was a nonqualified stock option.

The federal income tax consequence of a disposition of stock acquired through the exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

Generally, if a participant disposes of the stock before the expiration of either the statutory holding periods described above (a disqualifying disposition), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs. Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term depending on how long the stock was held.

Nonqualified Stock Options.   Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to us or the participant. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we will be generally entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Restricted Stock Awards.   Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have a short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Stock Unit Awards.   A participant will not recognize taxable income upon the grant of a stock unit award. Generally, upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of shares transferred to the participant over any amount paid to us by the participant with respect to the award.

Potential Limitations on Deductions.   Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our other four highest compensated officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation.

Section 409A.   We intend that the 2004 Plan comply by its terms with Section 409A of the Code. However, if an award issued under the plan constitutes a deferral of compensation under Section 409A, the plan administrator may take such action as it determines is necessary or appropriate to exempt the award from Section 409A or to comply with the requirements of Section 409A.

Required Vote

The proposed amendment and restatement of the 2004 Plan will be adopted if approved by a majority of the votes cast on the proposal by the holders of common shares entitled to vote thereon at the annual meeting. Abstentions from voting and broker non-votes will have no impact on the vote on this proposal.

Our board of directors has determined that the proposed amendment and restatement of the 2004 Plan is advisable and in our company’s best interests and those of our shareholders and recommends that shareholders vote “FOR” approval of this Proposal 3.

PROPOSALS OF SHAREHOLDERS

Under our Restated Bylaws, an eligible shareholder who wishes to submit a qualified proposal for consideration at an annual meeting of shareholders must give written notice to our corporate secretary in the manner required by the restated bylaws, not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if we provide less than 70 days’ notice of such meeting, no later than 10 days after the date of our notice). The board of directors may reject any proposal not made in compliance with the restated bylaws and/or not deemed appropriate for shareholder action.

Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2007 must be received no later than December 25, 2007.

OTHER BUSINESS

We know of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

Upon written request from any person solicited herein addressed to the corporate secretary at our principal offices, we will provide, at no cost, a copy of our proxy statement and our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2006, as amended. You should mail written requests to: Corporate Secretary, Poniard Pharmaceuticals, Inc. 7000 Shoreline Road, Suite 270, South San Francisco, California 94080.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald McMahon, PhD,
Chairman and Chief Executive Officer

May 8, 2007
South San Francisco, California

Annex A

PONIARD PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2004 INCENTIVE COMPENSATION PLAN
(As amended and restated on                            , 2007)

SECTION 1. PURPOSE

The purpose of the Poniard Pharmaceuticals Amended and Restated 2004 Incentive Compensation Plan (this “Plan”) is to provide a means whereby selected employees, officers, directors, agents, consultants, advisors and independent contractors of Poniard Pharmaceuticals, Inc. (formerly NeoRx Corporation) (the “Company”) or of any Related Corporation, may be granted Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Stock Units, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBILITY

Incentive Stock Options may be granted only to an individual who, at the time the Option is granted, is an employee of the Employer. Nonqualified Stock Options, Restricted Stock or Stock Units may be granted to any employee, officer, director, agent, consultant, advisor or independent contractor of the Employer; provided, however, that such agent, consultant, advisor or independent contractor render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 4. AWARDS

4.1   Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination. Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Plan Administrator shall determine.

4.2   Deferrals

The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred share unit equivalents. The value of any payment so deferred shall be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Plan Administrator. Any deferral made under this Section 4.2 shall satisfy the requirements for exemption under Section 409A of the Code.

SECTION 5. STOCK SUBJECT TO THIS PLAN

5.1   Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 10.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)    4,166,666 shares; plus

(b)   an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2008 equal to the least of (i) 3,000,000 shares, (ii) 5% of the outstanding shares of Common Stock as of the end of the Company’s immediately preceding fiscal year, (iii) any lesser number of shares determined by the Board, or (iv) a number of shares that, when added to the sum of (x) the number of shares subject to outstanding Awards as of the end of the Company’s immediately preceding fiscal year (other than Awards not subject to vesting or forfeiture conditions) and (y) the number of shares that could be made subject to outstanding Awards as of the end of the Company’s immediately preceding fiscal year, does not exceed 20% of the outstanding shares of Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year. Any shares authorized for issuance under the Plan pursuant to this Section 5.1(b) that are not actually issued in a given year shall continue to be available for issuance under the Plan.

Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

5.2   Share Usage

Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock hereunder or if shares of Common Stock are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares of Common Stock shall again be available for issuance under the Plan. Any shares of Common Stock not issued because they were (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option, purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued to a Participant shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Stock Units. Notwithstanding the foregoing, any such shares of Common Stock shall be counted in accordance with the requirements of Section 162(m) of the Code.

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares of Common Stock authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Plan Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Employer prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is contemplated is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

The maximum number of Common Stock that may be issued upon exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 5.1, subject to adjustment as provided in Section 10.1.

SECTION 6. PLAN TERMS AND CONDITIONS OF OPTIONS

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options granted under this Plan shall be evidenced by written (including electronic) agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Options shall include or incorporate by reference the following terms and conditions:

6.1   Option Exercise Price

The Exercise Price for a share of Common Stock under an Option shall not be less than 100% of the fair market value of a share of Common Stock for the grant date, except in the case of Substitute Awards. With respect to Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price shall be as required by Section 7.3.

6.2   Term and Vesting

Subject to the restrictions contained in Section 7 with respect to granting Incentive Stock Options to Ten Percent Shareholders, the term of each Option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Employer will achieve the purpose and receive the benefits contemplated in this Plan, any Option granted to any Participant hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the Option or by resolution adopted at any time by the Plan Administrator, be exercisable as follows:

•       Option grants for existing employees with at least one year of service and existing employees receiving promotions become exercisable in monthly increments over a four-year period from the grant date.

•       Option grants for new employees with less than one year of service become exercisable at a rate of 25% one year after the date of grant and thereafter in equal monthly amounts over the next three years.

Unless the Plan Administrator (or the Company’s Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act) determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent a Participant’s hours of employment or service are reduced after the date of grant.

6.3   Exercise

Subject to the vesting schedule described in Section 6.2, each Option may be exercised in whole or in part at any time and from time to time; provided, however, that an Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator. Only whole shares will be issued pursuant to the exercise of any Option. To the extent an Option has vested and become exercisable, the Option may be exercised by delivery to the Company of a properly executed stock Option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares of Common Stock with respect to which the Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, together with payment of the exercise price.

6.4   Payment of Exercise Price

Payment of the Option exercise price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier’s check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by a combination of cash and/or check and one or more of the following alternative forms:

(a)    tendering (either actually or by attestation) shares of Common Stock already owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences)  having a fair market value equal to the aggregate exercise price of the shares of Common Stock being purchased under the Option;

(b)   delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of proceeds to pay the Option exercise price and withholding tax obligations that may arise in connection with the exercise; or

(c)    such other consideration as the Plan Administrator may permit.

6.5   Termination of Relationship

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)    Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b)   Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur:

(i)    if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Total Disability or death, the date that is three months after the date of such Termination of Service;

(ii)   if the Participant’s Termination of Service occurs by reason of Total Disability or death, the date that is one year after the date of such Termination of Service;

(iii)  if the Participant’s Termination of Service occurs by reason of Retirement, the date that is two years after the date of such Termination of Service; and

(iv)  the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of the Option Expiration Date and the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire as of the first discovery by the Company of any reason for termination for Cause, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

If, however, in the case of an Incentive Stock Option, the Participant does not exercise the Participant’s Option within the periods set forth in Section 7.5, the Option will no longer qualify as an Incentive Stock Option under the Code.

Any change of relationship with the Company shall not constitute a termination of the Participant’s relationship with the Employer for purposes of this Section 6.5 so long as the Participant continues to be an employee, officer, director or, pursuant to a written agreement with the Employer (unless the Plan Administrator or the Company’s Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act determines a written agreement is not necessary with respect to such individual), an agent, consultant, advisor or independent contractor of the Employer. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a Termination of Services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant’s reemployment rights are guaranteed by statute or by contract.

SECTION 7. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

7.1   Dollar Limitation

To the extent the aggregate fair market value (determined as of the grant date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a

Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.2   Eligible Employees

Individuals who are not employees of the Company or a Related Corporation may not be granted Incentive Stock Options.

7.3   Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the grant date, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not be less than 110% of the fair market value of the Common Stock on the grant date.

7.4   Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

7.5   Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

7.6   Holding Periods and Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the date of grant of the Option and one year after the date of exercise. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

7.7   Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

SECTION 8. RESTRICTED STOCK AND STOCK UNITS

8.1   Grant of Restricted Stock and Stock Units

The Plan Administrator may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Employer or the achievement of any performance criteria, as the Plan Administrator shall determine in its sole discretion), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

8.2   Issuance of Shares; Settlement of Awards

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in a combination of cash and shares of Common Stock as the Plan Administrator shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

8.3   Dividends and Distributions

Participants holding shares of Restricted Stock or Stock Units may, if the Plan Administrator so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

8.4   Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 9. ADMINISTRATION

This Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) “outside directors,” as contemplated by Section 162(m) of the Code, and (b) “nonemployee directors,” as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards, within limits specifically prescribed by the Board.

9.1   Procedures

The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

9.2   Responsibilities

Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Awards under this Plan, including selection of the individuals to be granted Awards, the determination of the type of Award, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of the Awards. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to Incentive Stock Options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

SECTION 10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

10.1   Adjustment of Shares

The aggregate number and class of shares for which Awards may be granted under this Plan, the maximum annual Award grant set forth in Section 13.3, the number and class of shares of Common Stock covered by each outstanding Award and the price per share of each outstanding Award (but not the total price), and the number and class of shares for which Awards may be automatically granted pursuant to a formula program established under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

10.2   Effect of Certain Corporate Transactions

Upon a Corporate Transaction, the exercisability of each Option outstanding under this Plan shall be automatically accelerated so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such Option and may be exercised for all or any portion of such shares. To the extent such Option is not exercised, it shall terminate, except that in the event of a Corporate Transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock such unexercised Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent Option shall be fully exercisable with respect to the total number of shares purchasable under such Option.

Notwithstanding the foregoing, upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each Option outstanding under this Plan shall be assumed or an equivalent Option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to such assumed or equivalent Option.

The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized actions may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

Without limitation on the foregoing, the Plan Administrator may, but shall not be obligated to, make a provision in connection with a Corporate Transaction for a cash payment to each holder of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the fair market value of shares of Common Stock subject to such Awards) over the aggregate purchase or exercise price, if any, of such Awards.

10.3   Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

10.4   Determination of Board to Be Final

All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless a Participant agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a “modification” as defined in Code Section 424(h) and so as not to cause his or her Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Code Section 422(b).

10.5   Limitations

The grant of Awards shall in no way affect the Company’s rights to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11. WITHHOLDING

The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Employer (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations are satisfied. The Employer shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Employer to the Participant an amount equal to such taxes.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Empoyer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a fair market value equal to tax withholding obligations, or (d) surrendering a number of shares of Common

Stock the Participant already owns having a value equal to the tax withholding obligations. The value of the shares of Common Stock so withheld may not exceed the employer’s minimum required tax withholding obligation, and the value of the shares of Common Stock so tendered may not exceed such obligation to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid adverse accounting treatment to the Company.

SECTION 12. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During the Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to the restrictions of Section 422 of the Code with respect to Incentive Stock Options intended to remain Incentive Stock Options; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 13. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time an Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 13 is applicable to such Award; provided, however, that an Option granted within the limitations set forth in subsection 13.3 shall be deemed to have been granted pursuant to this Section 13.

13.1   Performance Criteria

If an Award other than an Option is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net income; earnings per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating or gross margins; market or economic value added; stock price appreciation; total shareholder return; cost control; cash flows (including, but not limited to, operating cash flow, free cash flow or return on capital); return on equity; completion of financing or business development transactions; strategic or operational initiatives; product sales or market share; product development milestones; research pipeline advancement; improvements in capital structure; or customer satisfaction, employee satisfaction or services performance metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

13.2   Plan Administrator Certification and Authority

The Plan Administrator shall certify the extent to which any Performance Criteria have been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 13. Notwithstanding any provision of the Plan other than Section 10, with respect to any Award that is subject to this Section 13, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award.

The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13.3   Limitations

Subject to adjustment from time to time as provided in Section 10, no Participant shall receive in any one calendar year grants of Awards covering an aggregate of more than 650,000 shares of Common Stock, except that in a calendar year when a Participant is first employed by or provides services for the Employer, such Participant may receive a one-time grant of Awards for up to 800,000 shares of Common Stock.

SECTION 14. LEGAL REQUIREMENTS AND
SECURITIES REGULATION

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares shall not be issued with respect to an Award granted under this Plan unless the grant and exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

SECTION 15. AMENDMENT AND TERMINATION

15.1   Board Action

The Board may at any time suspend, amend or terminate this Plan or any portion of this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law, regulation, or stock exchange rule, the Company’s shareholders must approve any amendment of this Plan. Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

Any amendment made to this Plan since its original adoption which would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not be applicable to such outstanding Incentive Stock Options, but shall have prospective effect only, unless the Participant agrees otherwise.

15.2   Automatic Termination

Unless sooner terminated by the Board, this Plan shall terminate on June 16, 2016. No Award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under this Plan.

15.3   Modification and Amendment of Award

Subject to the requirements of Code Section 422 with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding Awards granted under this Plan. The modification or amendment of an outstanding Award shall not, without the consent of the Participant, materially adversely affect any of his or her rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Participant.

SECTION 16. GENERAL

16.1   Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Employer may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign law and to meet the objectives of the Plan.

16.2   No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Employer or limit in any way the right of the Employer to terminate a Participant’s employment or other relationship at any time, with or without cause.

16.3   No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

16.4   Issuance of Shares

Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, this Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent this Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.5   Indemnification

Each person who is or shall have been a member of the Board, the Plan Administrator, a committee appointed by the Board or Plan Administrator, or an officer of the Company to whom authority was delegated in accordance with Section 9 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

16.6   No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7   Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Option shall remain in full force and effect.

16.8   Section 409A of the Code

Notwithstanding anything contained in this Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to this Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code.

To the extent that the Plan Administrator determines that any Award granted under this Plan is subject to Section 409A, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to this Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or (b) comply with the requirements of Section 409A.

16.9   Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17. EFFECTIVENESS OF THIS PLAN

This Plan, as amended and restated, shall become effective upon approval by the Company’s shareholders.

APPENDIX I

“Acquired Entity” means any entity acquired by the Company or a Related Corporation or with which the Company or a Related Corporation merges or combines.

“Award” means an Option, Restricted Stock or Stock Unit.

“Board” means the Board of Directors of the Company.

“Cause” shall mean fraud, conduct prohibited by law (except minor violations), misconduct, dishonesty or unauthorized use or disclosure of confidential information, in each case as determined by the Plan Administrator. The Plan Administrator’s determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means the Company’s class of capital stock designed as common stock, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the shareholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock. Solely with respect to an Award that is subject to Section 409A, this definition is intended to comply with the definition of “change in control” under Section 409A, and, to the extent that the above definition does not so comply, the definition of “change in control” set forth in Section 409A shall be incorporated by reference into this Plan as fully as if set forth herein verbatim and this Plan shall be operated in accordance with the above definition of Corporate Transaction as modified to the extent necessary to ensure that the definition complies with Section 409A.

“Disability” means disability as defined in Section 22(e)(3) of the Code or any successor provision thereto. Notwithstanding the foregoing, “Disability,” for purposes of Awards subject to Section 409A, has the meaning given such term under Section 409A.

“Employer” means individually or collectively the Company or Related Corporations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per share at which an Option is exercisable.

“Incentive Stock Option” means an Option granted with the intention that it qualifies as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 6.

“Option Expiration Date” means the last day of the maximum term of the Option.

“Participant” means the person to whom an Award is granted.

“Plan” means the Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan.

“Plan Administrator” means the administrator of the Plan as set forth in Section 9.

“Related Corporation” means (a) when referring to a subsidiary corporation, any corporation (other than the Company) in, at the time of the granting of the Option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain, and (b) when referring to a parent corporation, any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Retirement” means, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan or set forth in the Award agreement, retirement as an employee from the Employer on or after age 65.

“Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Unit” means an Award granted under Section 8 denominated in units of Common Stock.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Employer or with which the Employer combines.

“Ten Percent Shareholder” means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

“Termination of Service” means a termination of employment or service relationship with the Employer for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Corporation shall not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Corporation.

“Total Disability” means unless otherwise defined by the Plan Administrator or set forth in the Award agreement, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Total Disability to the Plan Administrator. Notwithstanding the foregoing, “Total Disability,” for purposes of Awards subject to Section 409A, has the meaning given such term under Section 409A.

PROXY

PONIARD PHARMACEUTICALS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald McMahon, Caroline M. Loewy and Anna L. Wight, and each of them, as Proxy, with full power of substitution to represent and to vote, as designated below, all the voting shares of Poniard Pharmaceuticals, Inc. common stock held of record by the undersigned on April 9, 2007, at the Annual Meeting of Shareholders to be held on June 14, 2007, or any adjournments or postponements thereof.

(Continued and to be signed on reverse side.)

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1.             ELECTION OF DIRECTORS

Election of the following nominees to serve as directors for the ensuing year or until their successors are elected and qualified:

FOR all nominees listed below (except as marked to the contrary).

WITHHOLD AUTHORITY to vote for all nominees listed below.

01) Gerald McMahon

02) Robert S. Basso

03) Frederick B. Craves

04) E. Rolland Dickson

05) Carl S. Goldfischer

06) Robert M. Littauer

07) Ronald A. Martell

08) Nicholas J. Simon III

09) David R. Stevens

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name. You are allowed to cumulate votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes you are entitled to cast, as explained in more detail in the Proxy Statement for the Annual Meeting. These votes may be cast for one nominee or distributed among as many nominees as you desire. To cumulate votes for any nominee, write the votes cast in favor of each nominee in the space provided to the right of each nominee’s name. Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.

2.             PROPOSAL TO RATIFY APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2007

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.             PROPOSAL TO APPROVE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN

FOR	☐	AGAINST	☐	ABSTAIN	☐

Your vote is important. Prompt return of this proxy card will help save the expense of additional solicitation efforts.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). Proxy cards properly executed and returned without direction will be voted FOR the election of the directors listed above and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Signature(s):
Dated:	, 2007

Please sign above exactly as your name or names appear on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

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